Exhibit 4.4

COMMONWEALTH ALUMINUM LEWISPORT, LLC

HOURLY 401(k) PLAN

Amended and Restated

Effective January 1, 1997

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Section		Page

	ARTICLE 12

	AMENDMENTS TO THE PLAN

12.1	Right Generally to Make Amendments	50
12.2	Right to Make Amendments Relating to Qualification of Plan	50
12.3	Amendment by Benefits Committee	50

	ARTICLE 13

	RESERVATIONS OF RIGHTS BY THE COMPANY AND LIMITATIONS ON RIGHTS OF PARTICIPANTS

13.1	Plan Voluntary on Part of Company	51
13.2	Plan Not Contract of Employment	51

	ARTICLE 14

	TERMINATION OF PLAN

14.1	Events Causing Termination of Plan	52
14.2	Procedure Upon Termination	52

	ARTICLE 15

	ADDITION AND WITHDRAWAL OF A COMPANY

15.1	Adoption of Plan by Related Company	53
15.2	Withdrawal From Plan by Company	53

	ARTICLE 16

	CHANGE IN EMPLOYMENT

16.1	Participant Transfer From Company to Company	54
16.2	Participant Transfer From Company to Related Company	54
16.3	Employee Credit for Services With Related Company	54

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Section		Page

	ARTICLE 17

	LIMITATIONS ON VESTING AND ALIENABILITY OF BENEFITS

17.1	Participant Interests Limited to Benefits Actually Accrued	55
17.2	Spendthrift Clause	55

	ARTICLE 18

	BENEFITS CLAIMS PROCEDURE

18.1	Claims for Benefits	56
18.2	Review of Denial of Claims	56
18.3	Decision on Review of Denial	56

	ARTICLE 19

	FIDUCIARY RESPONSIBILITIES

19.1	Duties and Obligations of Fiduciaries	57
19.2	Allocation of Fiduciary Responsibilities	57

	ARTICLE 20

	INDEMNIFICATION OF CERTAIN FIDUCIARIES

20.1	Rights to Indemnification	59
20.2	Advancement of Expenses	59
20.3	Determination of Right to Indemnity	59
20.4	Other Rights	60
20.5	Indemnification By More Than One Company	60

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Section		Page

	ARTICLE 21

	MISCELLANEOUS

21.1	Merger or Consolidation of Plan	61
21.2	Unclaimed Benefits	61
21.3	No Diversion of Trust Fund	61
21.4	Construction	61
21.5	Gender and Number	61
21.6	Discretionary Acts to be Non-Discriminatory	61
21.7	Titles and Headings	62
21.8	Distributions to Incompetents or Minors	62
21.9	Qualified Domestic Relations Order	62
21.10	Compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994	62
21.11	Appointment of Administrator	62
21.12	Effective Date	62

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COMMONWEALTH ALUMINUM LEWISPORT, LLC

HOURLY 401(k) PLAN

WHEREAS, Commonwealth Aluminum Corporation, a Delaware corporation with its principal office and place of business in Louisville, Kentucky, adopted the Commonwealth Aluminum Corporation Performance Sharing Plan for Hourly Employees (“Prior Plan”), a profit sharing plan and trust for the benefit of its eligible employees, which Prior Plan has been amended from time to time; and

WHEREAS, effective January 1, 2001, Commonwealth Aluminum Lewisport, LLC (“Sponsoring Company”) became the sponsor of the Prior Plan in connection with a corporate restructuring; and

WHEREAS, the Board of Directors of the Sponsoring Company has authorized and approved the amendment and restatement of the Prior Plan in the form of the Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan (“Plan”) as set forth herein, to make technical changes to the Plan in order to comply with changes in law.

NOW, THEREFORE, the Sponsoring Company hereby approves and adopts the Plan, which shall read as follows:

ARTICLE 1

PURPOSE AND APPLICABILITY OF PLAN

1.1 PURPOSE OF PLAN. The purpose of the Plan shall continue to be to provide Benefits to Participants upon retirement, Disability, death and Severance from Service, upon the terms and conditions and subject to the limitations, contained herein. The Plan is hereby designated as a profit sharing plan for purposes of sections 401(a) and 401(k) of the Code.

1.2 APPLICABILITY OF PLAN. The provisions of the Plan shall apply only to persons in the employ of the Company on or after the Effective Date. The rights and benefits, if any, of persons who were employed by the Company prior to the Effective Date, but who are not employed on or after the Effective Date, shall be determined in accordance with the provisions of the Prior Plan in effect on the date their employment terminated.

ARTICLE 2

DEFINITIONS

The following words and phrases when used herein shall have the meanings set forth below, unless a different meaning is plainly required by the context:

2.1 ACCOUNT BALANCE. The fair market value of an Account as of a Valuation Date.

2.2 ACCOUNTING DATE. The last day of each Plan Year.

2.3 ACCOUNTS. The accounts established and maintained under the Plan for a Participant are sometimes referred to collectively as Accounts.

2.4 ACTUAL DEFERRAL PERCENTAGE. The average of the ratios (expressed as a percentage) of the Elective Deferral Contribution made on behalf of each Participant for the Plan Year to the Participant’s Compensation. Actual Deferral Percentages shall be calculated to the nearest one hundredth of a percent. The Actual Deferral Percentage of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to the Participant’s account under two or more arrangements described in section 401(k) of the Code that are maintained by the Company or any other employer required to be aggregated with the Company under sections 414(b), (c), (m) or (o) of the Code, shall be determined as if such elective deferrals were made under a single arrangement.

2.5 ALLOCABLE INCOME. The allocable income (or loss) for a Plan Year shall be the amount determined by multiplying the income for the Plan Year allocable to Elective Deferral Accounts, Matching Accounts, or Employee Contribution Accounts of a Participant, whichever is applicable, by a fraction. The numerator of the fraction shall be the amount of excess Elective Deferral Contributions, Matching Contributions, or Employee Contributions, whichever is applicable, made on behalf of the Participant for the Plan Year. The denominator of the fraction shall be the total Elective Deferral Account Balance, Matching Account Balance, or Employee Contribution Account Balance, whichever is applicable, of the Participant as of the last Valuation Date of the preceding Plan Year, plus Elective Deferral Contributions, Matching Contributions, or Employee Contributions, whichever is applicable, made during the Plan Year. Allocable Income shall not include allocable income (or loss) for the gap period between the end of the Plan Year and the date of distribution.

2.6 AVERAGE CONTRIBUTION PERCENTAGE. The average (expressed as a percentage) of the “contribution percentages” of all Participants who are Highly Compensated Employees to the contribution percentages of all Participants who are not Highly Compensated Employees. For the purposes of this Section 2.6, “contribution percentages” shall mean the ratio (expressed as a percentage) of the Matching Contributions and Employee Contributions made on behalf of each Participant for the Plan Year to the Participant’s Compensation. Contribution percentages shall be calculated to the nearest one hundredth of a percent. The contribution percentage of any Participant who is a Highly Compensated

Employee for the Plan Year and who is eligible to have contributions allocated to the Participant’s accounts under two or more arrangements subject to the rules of section 401(m) of the Code that are maintained by the Company or any employer required to be aggregated with the Company under sections 414(b), (c), (m) or (o) of the Code, shall be determined as if such contributions were made under a single arrangement.

2.7 BENEFICIARY. The person or entity entitled pursuant to Articles 7 and 9 to receive a Benefit payable hereunder upon or after a Participant’s death.

2.8 BENEFIT. The Account Balances of a Participant’s Accounts which are distributable to the Participant or the Participant’s Beneficiary as provided in Article 7.

2.9 BENEFITS COMMITTEE OR COMMITTEE. The person or persons designated by the Board of Directors of Commonwealth Industries, Inc. pursuant to Article 10 as the Benefits Committee.

2.10 BENEFITTING. A Participant is treated as benefitting under the Plan for any Plan Year in which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. § 1.410(b)-3(a).

2.11 BOARD OF DIRECTORS. The Board of Directors (or other managing body) of each Company or, where the reference is to a single Board of Directors, the Board of Directors of the Sponsoring Company.

2.12 BREAK IN SERVICE. A 12-consecutive month Period of Severance, beginning on the Employee’s Severance from Service date. In the case of an individual who is absent from Service for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. An absence from Service for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.13 CODE. The Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

2.14 COLLECTIVE BARGAINING AGREEMENT. The collective bargaining contract(s) in force and effect between the Collective Bargaining Unit and the Company which provides for payments to be made to this Plan, together with any modifications or amendments thereto or extensions thereof.

2.15 COLLECTIVE BARGAINING UNIT. United Steelworkers of America Local #7325.

2.16 COMPANY. The Sponsoring Company and each Related Company which adopts the Plan pursuant to Section 15.1. The term Company shall also include any successor employer to the Company,

whether by merger, purchase of assets or otherwise which adopts the Plan. When used with reference to an Employee or Participant, the term shall mean the Company employing the Employee or Participant.

2.17 COMPENSATION.

(a) General Definition. The base salary or wages for services rendered which are paid by the Company to or for an Employee for a Plan Year which are subject to withholding for federal income tax purposes, plus the amount deferred by such Employee pursuant to an election made under Section 3.6, under a cafeteria plan maintained by the Company intended to comply with section 125 of the Code or, effective January 1, 2001, under a salary reduction fringe benefit transportation arrangement maintained by the Company and intended to comply with section 132(f)(4) of the Code. Compensation shall also include overtime, shift differential, rotating shift premium, cost of living adjustments, jury duty, witness pay, bereavement pay, vacation pay and gainsharing pay. Compensation shall exclude supplemental unemployment benefits, compensation in lieu of vacation time, and any payments for education allowance, Supplemental Contributions and Matching Contributions. Compensation shall be taken into account only while an Employee is a Participant in the Plan. Compensation shall include only that Compensation which is actually paid to the Participant during the Plan Year.

(b) Limitation. Compensation shall not include amounts in excess of $160,000, or such larger amount as may be determined by the Secretary of Treasury pursuant to section 401(a)(17)(B) of the Code.

(c) Exception to Compensation Definition. Effective January 1, 2001, for purposes of compliance with certain nondiscrimination tests set forth in sections 401(k), 401(m) and 410(b) of the Code, the Company may use a broader definition of compensation than the definition given under Section 2.17(a), so long as such broader definition of compensation satisfies the requirements of section 414(s) of the Code and related regulations.

2.18 CONTRIBUTIONS. Matching Contributions, Employee Contributions, Rollover Contributions, Elective Deferral Contributions, and Supplemental Contributions are sometimes referred to herein collectively as Contributions.

2.19 DIRECT ROLLOVER. A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.20 DIRECTED ACCOUNT. The separate Account established and maintained on behalf of a Participant pursuant to Section 12.8.

2.21 DISABILITY OR DISABLED. A Participant’s incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite duration. Such determination of Disability shall be made by the Benefits Committee with the advice of competent medical authority. All Participants in similar circumstances will be treated alike.

2.22 DISTRIBUTEE. A Distributee includes a Participant, a Participant’s spouse, surviving spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

2.23 EFFECTIVE DATE. The effective date of the amendment and restatement of the Prior Plan, which is January 1, 1997, except as otherwise specifically provided herein. The term shall also mean the effective date of the Joinder Agreement of a Company which adopts the Plan.

2.24 ELECTIVE DEFERRAL. The amount of a Participant’s Compensation for a Plan Year which is deferred pursuant to an election under Section 3.6.

2.25 ELECTIVE DEFERRAL ACCOUNT. The separate Account established and maintained on behalf of a Participant to reflect the Participant’s interest in the Trust Fund attributable to Elective Deferral Contributions on the Participant’s behalf.

2.26 ELECTIVE DEFERRAL CONTRIBUTIONS. The contributions of the Company to the Trust Fund pursuant to Section 4.1(a).

2.27 ELIGIBLE RETIREMENT PLAN. An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

2.28 ELIGIBLE ROLLOVER DISTRIBUTION. A distribution of all or any portion of the Account Balance of the Distributee, except that an Eligible Rollover Distribution does not include:

(a) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(b) a distribution to the extent such distribution is required under section 401(a)(9) of the Code;

(c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

(d) effective for distributions made after December 31, 1998, a distribution which is a hardship distribution as defined in section 401(k)(2)(B)(i)(IV) of the Code; or

(e) a distribution that is includable in gross income which, when combined with all other such distributions to the Distributee during the Plan Year, is reasonably expected to total less than $200.

2.29 EMPLOYEE. Any person who is a member of the Collective Bargaining Unit and is classified as an hourly-paid employee, provided, the term Employee shall not include (a) any other person whose employment becomes the subject matter of a collective bargaining agreement between employee representatives and the Company unless such collective bargaining agreement expressly provides that such person is eligible for participation in the Plan, (b) any person who is a Leased Employee, (c) any person, whether or not deemed a common-law employee, who is not a Leased Employee but who provides services to the Company pursuant to an agreement between the Company and any other person whether for services of a year or more or for periods of less than one year, or (d) any person classified by the Company as an independent contractor, whether or not deemed a common-law employee.

2.30 EMPLOYEE CONTRIBUTION ACCOUNT. The separate Account established and maintained on behalf of a Participant to reflect the Participant’s interest in the Trust Fund attributable to Employee Contributions.

2.31 EMPLOYEE CONTRIBUTIONS. The Contributions of a Participant made on an after-tax basis pursuant to Section 3.7.

2.32 ENTRY DATE.

(a) The Effective Date or the date immediately thereafter when an Employee who has fulfilled the eligibility requirements commences participation in the Plan. Any Employee who has satisfied the maximum eligibility requirements permissible under ERISA, shall be eligible to commence participation in this Plan no later than the earlier of (1) or (2) below, as applicable, provided that the Employee has not experienced a Severance from Service:

(1) The first day of the first Plan Year beginning after the date on which the Employee satisfied such requirements; or

(2) The date six months after the date on which the Employee satisfied such requirements.

(b) Return to Service. If an Employee is not in the active service of the Company as of the Employee’s initial Entry Date, such Employee’s subsequent Entry Date shall be the date the Employee returns to the active Service of the Company, provided the Employee still meets the eligibility requirements. If an Employee does not enroll as a Participant as of the Employee’s initial Entry Date, the Employee’s subsequent Entry Date shall be the applicable Entry Date as specified above when the Employee actually enrolls as a Participant.

2.33 ERISA. The Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time. Reference to any section of ERISA shall include any provision successor thereto.

2.34 5% OWNER. Any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company; or, if the Company is not a corporation, any person who owns more than 5% of the capital or profits interest in the Company.

2.35 FORFEITURES. The portion of a Participant’s Matching Account which is subject to forfeiture pursuant to Section 7.6 by reason of the Participant’s Severance from Service, and any other Forfeitures provided for herein.

2.36 HIGHLY COMPENSATED EMPLOYEE.

(a) General Definition. Any Employee who (1) during the Plan Year or the preceding Plan Year was at any time a 5% Owner or (2) during the preceding Plan Year, received compensation in excess of $80,000 (as adjusted pursuant to sections 414(q) and 415(d) of the Code) and was also in the top-paid group of employees for such preceding Plan Year. For purposes of this Section 2.36, “compensation” shall include compensation from the Company and any employer required to be aggregated with the Company under section 414(b), (c), (m), or (o) of the Code. The term Highly Compensated Employees includes highly compensated active employees and highly compensated former employees.

(b) Highly Compensated Former Employee. Any Employee who (1) separated from service with the Company, or is deemed to have separated from service, prior to the Plan Year, (2) performs no service for the Company during the Plan Year, and (3) was a Highly Compensated Employee during either the Plan Year in which such separation from service occurred or in any Plan Year ending on or after the Employee’s 55th birthday.

(c) Inclusion in Top Paid Group. For purposes of Section 2.36(a), an Employee shall be considered a member of the “top paid group” for any year if such Employee is in the group consisting of the top 20% of the employees of the Company when ranked on the basis of compensation paid during the year, pursuant to section 414(q)(3) of the Code.

(d) Application of Section 414(q). For purposes of determining whether an Employee is a Highly Compensated Employee, the provisions of section 414(q) of the Code, and the regulations thereunder, shall apply.

2.37 JOINDER AGREEMENT. The form prescribed by the Benefits Committee pursuant to which a Related Company adopts the Plan, as provided in Section 15.1.

2.38 LEASED EMPLOYEE. Any person who provides services to the Company (other than an employee of the Company) if such services are provided pursuant to an agreement between the Company and any other person, such person has performed such services for the Company (or for the Company and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company. Provided, that such Leased Employee shall be treated as an Employee solely for purposes of demonstrating compliance with certain nondiscrimination tests set forth in section 414(n)(3) of the Code, unless: (a) such Leased Employee is covered under a money purchase pension plan providing a non-integrated employer contribution rate of at least 10% of compensation (as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code), immediate participation and full and immediate vesting, and (b) not more than 20% of the Company’s employees who are not Highly Compensated Employees are Leased Employees. In determining whether an individual is a Leased Employee, the provisions of section 414(n) of the Code, and the regulations thereunder, shall apply.

2.39 MATCHING ACCOUNT. The separate Account established and maintained on behalf of a Participant to reflect the Participant’s interest in the Trust Fund attributable to Matching Contributions made on the Participant’s behalf.

2.40 MATCHING CONTRIBUTIONS. Profit Sharing Contributions and Performance Sharing Contributions.

2.41 NORMAL RETIREMENT AGE. A Participant’s 65th birthday. For an Employee who becomes a Participant after the Employee’s 65th birthday, the Normal Retirement Age shall be the day the Employee becomes a Participant.

2.42 PARTICIPANT. An eligible Employee who becomes a Participant. The term shall also include, where appropriate, a former Participant whose service with the Company has terminated when such person is entitled to a Benefit hereunder.

2.43 PERFORMANCE SHARING CONTRIBUTION. Contributions of the Company to the Trust Fund pursuant to Section 4.1(e).

2.44 PERIOD OF SERVICE OR SERVICE. Active employment with the Company, a predecessor organization of the Company (if the Company maintains the plan of such predecessor organization), or a Related Company. Absence from employment on account of a leave of absence authorized by the Company pursuant to the Company’s leave policy will be counted as Service provided that such leave of absence is of not more than two years’ duration. Absence from employment on account of active duty with the Armed Forces of the United States will be counted as Service. If the Employee does not return to active employment with the Company, his or her Service will be deemed to have ceased on the date a representative of the Benefits Committee receives notice that such Employee will not return to the active Service of the Company. The Company’s leave policy shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances. An Employee’s Period of Service continues until his or her Severance from Service date. Notwithstanding the foregoing, an Employee’s Period of Service shall include any Period of Severance, beginning on the Employee’s Severance from Service date, which is less than 12 months. Upon re-employment by the Company after an Employee’s Break in Service, all

Service, including Service prior to the Break in Service, shall be aggregated when determining the nonforfeitable percentage of the Employee’s Matching Account pursuant to Section 7.5(b).

2.45 PERIOD OF SEVERANCE. A period of time commencing on the Participant’s Severance from Service date and ending on the date such individual is re-employed by the Company.

2.46 PLAN. Effective January 1, 2001, the Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan provided for herein, as it may be amended from time to time. Prior to January 1, 2001, the Commonwealth Aluminum Corporation Performance Sharing Plan for Hourly Employees, as amended from time to time.

2.47 PLAN ADMINISTRATOR OR ADMINISTRATOR. The Sponsoring Company or other person or persons designated by the Board of Directors of the Sponsoring Company as the Plan Administrator.

2.48 PLAN YEAR. The consecutive 12-month period beginning on the first day of January in each year and ending on the last day of December.

2.49 PRIOR PLAN. The profit sharing plan and trust of the Company, as constituted on the day prior to the Effective Date.

2.50 PROFIT SHARING CONTRIBUTION. Contributions of the Company to the Trust Fund pursuant to Section 4.1(d).

2.51 QUALIFIED DOMESTIC RELATIONS ORDER. A “qualified domestic relations order,” as defined in section 414(p) of the Code and section 206(d)(3) of ERISA.

2.52 RELATED COMPANY. Either (a) a member of a “controlled group of corporations” (as defined in section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code, except that, for the purposes of Section 6.5, the phrase “more than 50%” shall be substituted for the phrase “at least 80%” in section 1563(a)(1) of the Code) of which the Company is a member, (b) an unincorporated trade or business which is under common control with the Company, as determined under section 414(c) of the Code, (c) a member of an “affiliated service group” (as defined under section 414(m) of the Code) of which the Company is a member, (d) any entity required to be aggregated with the Company under section 414(o) of the Code or (e) any other subsidiary or affiliate of the Company designated by the Board of Directors to be a Related Company.

2.53 REQUIRED BEGINNING DATE. Effective for Participants who attain age 70-1/2 before January 1, 1996, the first day of April following the calendar year in which the Participant attains age 70-1/2. Effective January 1, 1997, the Required Beginning Date for Participants, including Participants who attain age 70-1/2 during the 1996 calendar year, shall be determined as follows:

(a) Non-5% Owners. The first day of April following the calendar year in which the later of separation from service or age 70-1/2 occurs.

(b) 5% Owners. For Participants who are 5% Owners at any time during the Plan Year ending with or within the calendar year in which such Participant attains age 70-1/2, the first day of April following the calendar year in which the Participant attains age 70-1/2.

(c) Special Election. For Participants who attain age 70-1/2 on or after January 1, 1996 but prior to January 1, 1999, the Participant’s Required Beginning Date may be as set forth above for Participants who attain age 70-1/2 before January 1, 1996, pursuant to a written election by the Participant which is filed with the Plan Administrator or its representative.

2.54 RETURN ON INVESTMENT. The Division Profit expressed as a percentage of the average Long Term Funds Employed in the year.

2.55 ROLLOVER ACCOUNT. The separate Account established and maintained on behalf of an Employee to reflect the Employee’s interest in the Trust Fund attributable to the Employee’s Rollover Contributions.

2.56 ROLLOVER CONTRIBUTION. A rollover amount or rollover contribution described in sections 402(c)(4) or 408(d)(3) of the Code, or any other amount held on behalf of an Employee in a trust (other than the Trust Fund) which is part of a plan which is qualified under sections 401(a) and 501(a) of the Code and permits amounts to be transferred to the Trust Fund. Each Rollover Contribution of an Employee shall be maintained in a separate Rollover Account.

2.57 SEVERANCE FROM SERVICE. The earliest of (a), (b) or (c) below.

(a) The date the Employee terminates employment by reason of a quit, discharge, permanent Disability, retirement or death.

(b) The second anniversary of the first day the Employee is absent from Service for maternity or paternity reasons, as described in Section 2.12.

(c) The first anniversary of the first day the Employee separates from Service for any other reason such as an authorized leave of absence, sickness, vacation, etc., after which the Employee does not return to work.

2.58 SPONSORING COMPANY. Effective January 1, 2001, Commonwealth Aluminum Lewisport, LLC, a Delaware limited liability company, and any successor employer, whether by merger, purchase of assets or otherwise, who adopts the Plan. Prior to January 1, 2001, the Sponsoring Company was the Commonwealth Aluminum Corporation, a Delaware corporation.

2.59 SUPPLEMENTAL CONTRIBUTIONS. The contributions of the Company to the Trust Fund pursuant to Section 4.1(b). A Participant may not elect to receive Supplemental Contributions in cash in lieu of contributions to the Plan, nor shall Supplemental Contributions be available as hardship withdrawals under Section 8.3.

2.60 TRUST. The Trust Agreement effective January 1, 1994, by and between Commonwealth Industries, Inc. (then known as Commonwealth Aluminum Corporation) and CG Trust Company, and as it may be further amended from time to time.

2.61 TRUST FUND. All cash, securities or other property held by the Trustee in the Trust on the date hereof and received hereafter by the Trustee as Contributions and all securities or other property purchased or acquired therewith or therefrom, together with any increase, accretion or accumulation thereon, and income therefrom, less distributions, payments or expenditures therefrom as authorized herein, which is held in the Trust Fund pursuant to the Plan.

2.62 TRUSTEE. CG Trust Company and any successor Trustee or Trustees designated in the manner set forth in the Trust, which accepts the Trust Fund.

2.63 VALUATION DATE. Each business day during the Plan Year.

2.64 YEAR OF SERVICE. A Period of Service equaling 12 months. Service counted in computing Years of Service need not be continuous or consecutive, and all fractional periods of employment shall be aggregated.

ARTICLE 3

ELIGIBILITY FOR PARTICIPATION

3.1 DATE EMPLOYEES BECOME PARTICIPANTS.

(a) Participants Eligible on Effective Date. Each Employee who was a Participant in the Prior Plan on the day before the Effective Date shall continue to be a Participant in the Plan if the Employee is still employed by the Company on the Effective Date.

(b) Other Employees. Each other Employee shall be eligible to become a Participant as of the date when the Employee first meets the requirements set forth in both (1) and (2) below.

(1) the Company classifies the Employee as an hourly-paid employee; and

(2) the Employee attains membership in the Collective Bargaining Unit.

3.2 ENROLLMENT AND PARTICIPATION. Each Employee eligible under Section 3.1 may enroll as of the Employee’s Entry Date by completing and delivering to the Administrator an enrollment form and, if applicable, the Elective Deferral election for which Section 3.6 provides. The Employee will then become a Participant as of the Employee’s Entry Date.

3.3 ELIGIBILITY OF REHIRED EMPLOYEES. If the Company rehires an Employee after a Period of Severance, the following provisions shall apply when determining the Employee’s eligibility again to participate in the Plan:

(a) If the Employee had met the eligibility requirement(s) specified in Section 3.1 prior to the Employee’s Period of Severance, the Employee shall become a Participant in the Plan as of the date of re-employment, after completing the applicable form(s), in accordance with Section 3.2.

(b) If the Employee had not met the eligibility requirement(s) specified in Section 3.1 prior to the Employee’s Period of Severance, the Employee shall become a Participant in the Plan on the first Entry Date following the Employee’s fulfillment of such eligibility requirement(s).

3.4 ELIGIBLE CLASS. In the event a Participant becomes ineligible to participate because the Participant is no longer a member of a class of Employees eligible under Section 3.1, such Employee shall participate immediately upon the Employee’s return to an eligible class of Employees. In the event that an Employee who is not a member of an eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately.

3.5 NOTICE OF PARTICIPATION. Each Employee shall be notified when such Employee becomes eligible to be a Participant and at such time shall be furnished with (a) a summary of the Plan, (b)

a form on which to elect Elective Deferrals, (c) a form for designating a Beneficiary and (d) a form on which to select the investment of Accounts under Section 12.8. Notwithstanding the foregoing, any election, designation or selection described as being made on a form in this Section 3.5 may be provided by electronic means pursuant to instructions provided by the Benefits Committee or its representative.

3.6 ELECTIVE DEFERRAL ELECTION.

(a) Amount of Elective Deferral Election. Each Participant shall be entitled to elect, in a whole percentage, that a portion of the Participant’s Compensation earned after such election be deferred and contributed by the Company to the Plan as a Elective Deferral Contribution, as set forth in Section 4.1(a). A Participant’s Elective Deferral Contribution for a Plan Year shall not exceed the lesser of (1) $9,500 (or such larger amount as may be determined by the Secretary of Treasury pursuant to sections 402(g) and 415(d) of the Code) or (2) 15% of the Participant’s Compensation for the Plan Year. Effective before January 1, 1998, “14%” shall be substituted for “15%” in the preceding sentence.

(b) Manner of Making Elective Deferral Election Upon First Becoming Eligible. An election under this Section 3.6 shall be made at the time and in the manner determined by the Benefits Committee. A Participant who first becomes eligible to participate pursuant to Section 3.1 shall make an Elective Deferral election on or before the Entry Date on which the Employee becomes a Participant, as determined by the Benefits Committee or its representative. Such election shall continue in effect until modified or terminated.

(c) Manner of Initiating, Modifying, Recommencing or Terminating Elective Deferral Election After Becoming Eligible. A Participant may initiate, modify, recommence or terminate an Elective Deferral election twice during the Plan Year, on January 1 and July 1, by filing a written notice thereof with the Plan Administrator or its representative. Such notice shall be effective, and the Elective Deferral election shall be initiated, modified, recommenced or terminated on the date specified in such notice or as soon as administratively practicable after the notice, which date must be at least 15 days after such notice is filed.

(d) Excess Elective Deferral Contributions. Anything in Section 3.6(a) to the contrary notwithstanding, Elective Deferral Contributions which would require the Company to defer more than $9,500 (or such larger amount as may be determined by the Secretary of Treasury pursuant to sections 402(g) and 415(d) of the Code) on behalf of a Participant in the taxable year of the Participant shall not be honored and shall be returned to the Participant. In determining whether such Elective Deferral Contributions exceed the limit established under sections 402(g) and 415(d) of the Code as in effect on the first day of the Participant’s taxable year, the following deferrals shall be taken into account:

(1) elective deferrals made by a Participant under any other qualified cash or deferred arrangement (as defined in section 401(k) of the Code),

(2) any employer contribution to a simplified employee pension (as defined in section 408(k) of the Code),

(3) any eligible deferred compensation plan under section 457 of the Code,

(4) any plan described under section 501(c)(18) of the Code, and

(5) any employer contribution to an annuity contract described in section 403(b) of the Code under a salary reduction agreement.

The Allocable Income attributable to excess Elective Deferral Contributions for the taxable year of the Participant shall also be returned to the Participant. Such excess deferrals shall be returned to the Participant if the Participant notifies the Plan Administrator or its representative in writing no later than the March 1 immediately following the close of the Participant’s taxable year for which the excess Elective Deferral Contribution was received by the Plan.

3.7 EMPLOYEE CONTRIBUTIONS.

(a) Amount of Employee Contributions. Each Participant may elect to make Employee Contributions to the Trust Fund for the Participant’s Employee Contribution Account in an amount equal to not less than 1% nor more than 15% of the Participant’s Compensation; provided, the aggregate amount of Employee Contributions and Elective Deferral Contributions for a Plan Year shall not exceed 15% of the Participant’s Compensation for the Plan Year. Effective before January 1, 1998, “14%” shall be substituted for “15%” wherever it occurs in the preceding sentence.

(b) Manner of Making Employee Contribution Election Upon First Becoming Eligible. A Participant who first becomes eligible to participate pursuant to Section 3.1 shall make an Employee Contribution election on or before the Entry Date on which the Employee becomes a Participant, as determined by the Benefits Committee or its representative. Such election shall continue in effect until modified or terminated.

(c) Manner of Initiating, Modifying or Recommencing Employee Contribution Election After Becoming Eligible. Each Participant may redesignate a new permissible amount as an Employee Contribution twice each Plan Year, on January 1 and July 1, by notifying the Plan Administrator or its representative 30 days before such date. Such redesignation shall be made as if it were an original designation and shall be effective as of such date.

(d) Payment of Employee Contributions. Employee Contributions shall be deducted from the Participant’s Compensation while the Participant has a payable deduction order in effect and shall be paid by the Company to the Trust Fund not less frequently than weekly.

(e) Vesting in Employee Contribution Account. A Participant shall at all times have a nonforfeitable interest in the Participant’s Employee Contribution Account.

(f) Allocations to Employee Contribution Accounts. No Contributions by the Company or Forfeitures shall be allocated to Employee Contribution Accounts, however, investment earnings (or losses) of the Trust Fund shall be allocated to all Employee Contribution Accounts in the same manner provided for all other Accounts, as set forth in Section 6.2.

3.8 SUSPENSION OF ELECTIVE DEFERRAL CONTRIBUTIONS AND EMPLOYEE CONTRIBUTIONS. The following provisions, set for in (a), (b), (c) and (d), below, shall apply with respect to the suspension of Elective Deferral Contributions and Employee Contributions. The Participant may elect to reactivate the Participant’s Elective Deferral election or payroll deduction order for Employee Contributions by filing a written notice thereof with the Plan Administrator or its representative. The Elective Deferral election or payroll deduction order for Employee Contributions, as the case may be, shall be reactivated on January 1 or July 1 following the expiration of the suspension periods described below.

(a) Elective Suspension. A Participant may elect to suspend the Participant’s Elective Deferral election or payroll deduction order for Employee Contributions by filing a written notice thereof at any time with the Plan Administrator or its representative. The Elective Deferral election or payroll deduction order, as the case may be, shall be suspended on the date specified in such notice, which date must be at least 15 days after the Participant files the notice. The notice shall specify the period of time during which the suspension remains in effect. Such period may extend indefinitely.

(b) Suspension for Leave. A Participant who is absent from employment on account of an authorized leave of absence or military leave shall have his Elective Deferral election and payroll deduction order for Employee Contributions suspended during such leave. Such suspension of Contributions shall be effective on the date the payment of Compensation by the Company to the Participant ceases, and shall remain in effect until the Company resumes payment of Compensation to the Participant.

(c) Withdrawal Suspension. A Participant who elects a withdrawal in accordance with Article 8 may have the Participant’s Elective Deferral election or payroll deduction order for Employee Contributions, as applicable, suspended on the date such election becomes effective. Such suspension shall remain in effect for the number of months specified therein.

(d) Non-Elective Suspension. A Participant who ceases to meet the eligibility requirements as specified in Section 3.1, but who remains in the employ of the Company, shall have such Participant’s Elective Deferral election and payroll deduction order of Employee Contributions, as the case may be, suspended, effective as of the date the Participant ceases to meet the eligibility requirements. Such suspension shall remain in effect until the Participant again meets such eligibility requirements.

3.9 PROVISIONS OF PLAN BINDING ON PARTICIPANTS. Upon becoming a Participant, a Participant shall be bound then and thereafter by the provisions of the election forms and designation of Beneficiary form filed by the Participant and by the terms of the Plan, including all amendments thereto.

3.10 CHANGE IN EMPLOYMENT STATUS.

(a) Cease Status as an Employee. Any Participant whose employment becomes the subject matter of a collective bargaining agreement between employee representatives and the Company shall not continue to be a Participant in the Plan unless such collective bargaining agreement expressly provides that such person is eligible for continued participation in the Plan. If such collective bargaining agreement does not provide for continued participation, then during the period the Participant does not meet the definition of an Employee, but is still employed by the Company or a Related Company, (a) no further Contributions shall be made by or on behalf of the Participant, (b) earnings and losses shall continue to be allocated to the Participant’s Accounts as provided in Section 6.2, and (c) Years of Service shall continue to be credited to the Participant. If the Participant becomes a participant in another defined contribution 401(k) or other profit sharing plan sponsored by the Company or a Related Company, the Participant’s Account Balances may be transferred to the other defined contribution plan in a trustee to trustee transfer at the direction of a member of the Benefits Committee as soon as practicable after participation commence in the other defined contribution plan and the transfer is approved by an appropriate fiduciary of the other defined contribution plan.

(b) Commence Status as an Employee. In the event a person employed by the Company does not meet the definition of an Employee, but later meets the definition of an Employee, such person shall immediately become a Participant if that person has met the eligibility requirements of Section 3.1. If such person has not met the eligibility requirements of Section 3.1, such person shall become a Participant after satisfying the provisions of Section 3.1. In determining Years of Service, such person shall be credited with all Years of Service as an employee, even though such person did not meet the definition of Employee during some or all of such period. If the Employee formerly participated in another defined contribution 401(k) or other profit sharing plan sponsored by the Company or a Related Company and then commenced participation in the Plan, upon the direction of an appropriate fiduciary of the other defined contribution plan and approval by a member of the Benefits Committee, the Participant’s account balances under the other defined contribution plan shall be transferred to the Plan in a trustee to trustee transfer as soon as practicable after the Employee commences participation in the Plan. Effective January 1, 2002, any Participant whose account balances under such other defined contribution plan are transferred to the Plan must make an Elective Deferral election in accordance with Section 3.6 and an Employee Contribution election in accordance with Section 3.7 before Elective Deferrals and Employee Contributions, as applicable, will be contributed on behalf of the Participant.

3.11 CORRECTION OF INADVERTENT ERROR. Anything in the Plan to the contrary notwithstanding, if a Participant is inadvertently excluded from participation in any Plan Year, or if the Accounts of any Participant are inadvertently credited or debited with an incorrect amount for any Plan Year, the Benefits Committee shall correct such error as soon as is administratively practicable after the discovery of the error. In the event an error in the Participant’s Account cannot be corrected in any other manner, the Company shall contribute in the Plan Year in which the error is discovered an amount necessary to place the Participant’s Account in the same position in which it would have been had the error not been made.

ARTICLE 4

ELECTIVE DEFERRAL, SUPPLEMENTAL, EMPLOYEE,

PROFIT SHARING AND PERFORMANCE SHARING CONTRIBUTIONS

4.1 AMOUNT OF CONTRIBUTIONS.

(a) Elective Deferral Contributions. The Company shall make an Elective Deferral Contribution for each Plan Year for each Participant in the amount of such Participant’s Elective Deferral for such Plan Year.

(b) Supplemental Contributions. The Company may make Supplemental Contributions to the Elective Deferral Accounts of Participants, other than Highly Compensated Employees, in an amount necessary to meet the requirements of Section 6.3. A separate accounting of all Supplemental Contributions shall be made.

(c) Employee Contributions. The Company shall make an Employee Contribution for each Plan Year for each Participant in accordance with Section 3.7(d) in the amount of such Participant’s election regarding Employee Contributions unless such Employee Contributions are paid directly to the Trustee by the Participant.

(d) Profit Sharing Contribution. The Company shall make a Profit Sharing Contribution, as set forth below, to the account of each Participant who was an Employee at the end of the prior Plan Year and to each Participant who left the Plan during the prior Plan Year due to retirement, death, Disability or layoff, in an amount equal to a percentage of the first 6% of Compensation of each Participant in such prior Plan Year and reduced by any Performance Sharing Contributions allocated to such Participant during such prior Plan Year. The applicable percentage for this Section 4.1(d) shall be calculated as follows, based upon the Company’s performance in the prior Plan Year compared with a Return on Investment (“ROI”) formula:

(1) If the previous Plan Year’s ROI is 11.7% or greater, the applicable percentage shall be equal to 50% of the first 6% of the Participant’s Compensation for such prior Plan Year.

(2) If the previous Plan Year’s ROI is less than 11.7%, the applicable percentage shall be determined as follows:

Actual ROI for prior Plan Year (rounded to the nearest 0.1%)	Profit Sharing Contribution As A Percent of the First 6% of Compensation
Less than 10%	25% minus .25% for each 0.1% by which ROI is less than 10%

10% and greater	25% plus 1.5% for each 0.1% by which ROI exceeds 10%

(e) Performance Sharing Contributions. The Company shall make a Performance Sharing Contribution to the Account of each Participant who was an Employee at the end of the prior Plan Year and to each Participant who left the Plan during such prior Plan Year due to retirement, death, Disability or layoff, in an amount equal to a percentage of the basic Elective Deferral Contribution and Employee Contributions made in such prior Plan Year by or on behalf of each such Participant. For these purposes, basic Elective Deferral Contributions and Employee Contributions are those which, in total, do not exceed 6% of a Participant’s Compensation. The applicable percentage for this Section 4.1(e) shall be calculated as follows, based upon the Company’s performance in the prior Plan Year compared with a ROI formula:

(1) If the previous year’s ROI is 11.7% or greater, the applicable percentage shall be 50% of the basic Elective Deferral Contributions and Employee Contribution made in such prior Plan Year by or on behalf of each Participant. The Performance Sharing Contribution shall not be greater than 50% or less than 25% of the basic Elective Deferral Contributions and Employee Contributions made by or on behalf of the Participant in the prior Plan Year; or

(2) If the previous year’s ROI is less than 11.7%, the applicable percentage shall be determined as follows:

Actual ROI for Prior Plan Year (rounded to the nearest 0.1%)	Applicable Percentage
Less than 10%	25%

10% to 11.7%	25% plus 1.5% for each 0.1% by which actual ROI exceeds 10%

(f) Special Terms. For purposes of Sections 4.1(d) and 4.1(e), above, “Investment” shall be deemed to be “Long Term Funds Employed,” which means the sum of fixed assets, intangible assets, investments and other deferred assets less deferred liabilities of an operating nature. Long Term Funds Employed does not include non-current assets arising from activities or functions neither the responsibility of nor under the control of the President of Commonwealth Aluminum Lewisport, LLC (before January 1, 2001 Commonwealth Aluminum Corporation). “Return on Investment” is defined as the “Division Profit (Attributable Earnings)”expressed as a percentage of the average of Long Term Funds Employed in the year. The term “Division Profits (Attributable Earnings)” means those profit results deemed to be under the responsibility of and under the control of the President of Commonwealth Aluminum Lewisport, LLC (before January 1, 2001, Commonwealth Aluminum Corporation). Division Profits (Attributable Earnings) do not include earnings from non-current assets, the LIFO provision, Halco equity/dividends, results of bauxite sales, interest expense and taxes. Division Profits do include a working capital charge, elimination of depreciation from ending inventories, and, as appropriate, a write down to market of inventories on a FIFO basis.

4.2 WHEN CONTRIBUTIONS MADE. A Contribution by the Company shall be deemed made on account of a Plan Year if either (a) the Company designates such amount in writing to the Trustee as payment on account of such Plan Year, or (b) the Company claims such amount as a deduction on its federal income tax return for such Plan Year.

4.3 LIMITATION ON AMOUNT OF CONTRIBUTIONS. In no event shall the Contributions provided for in Section 4.1 exceed the maximum amount deductible under section 404(a) of the Code.

4.4 PAYMENT OF CONTRIBUTIONS TO TRUSTEE. Matching Contributions, and Supplemental Contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Company’s federal income tax return (including extensions thereof) for the Plan Year for which the Contribution is being made. Elective Deferral Contributions and Employee Contributions shall be paid to the Trustee on the date such Elective Deferral Contributions and Employee Contributions may first reasonably be segregated from the assets of the Company, but in no case shall such Elective Deferral Contributions and Employee Contributions be paid to the Trustee later than 90 days from the last day of the payroll period with respect to which such Elective Deferral Contributions and Employee Contributions were made. Notwithstanding anything in the preceding to the contrary, effective February 3, 1997, Elective Deferral Contributions and Employee Contributions shall be paid to the Trustee on the date such Elective Deferral Contributions and Employee Contributions may first reasonably be segregated from the assets of the Company, but in no case shall such Elective Deferral Contributions and Employee Contributions be paid to the Trustee later than the 15th business day of the month following the month in which such Elective Deferral Contribution and Employee Contribution is received by the Company or in which such Elective Deferral Contribution and Employee Contribution would otherwise have been payable to the Participant in cash.

4.5 FORM OF CONTRIBUTIONS. Contributions by the Company shall be made to the Trustee in cash or kind, or a combination, as may be determined by the Company from time to time. The amount of any Contributions made in kind shall be based on the fair market value of the property at the time the Contributions are made.

4.6 RETURN OF CONTRIBUTIONS.

(a) Contributions Made By Mistake of Fact. In the event a Contribution by the Company, or a portion thereof, is made by reason of a mistake of fact, the Company may direct the Trustee to return that Contribution, or the portion thereof, provided, the amount must be returned within one year after the payment of the Contribution to the Trustee.

(b) Contributions Conditioned Upon Qualification of Plan. All Contributions by the Company shall be deemed made conditioned upon initial qualification of the Plan under section 401 of the Code. If the Commissioner of Internal Revenue determines that the Plan does not so qualify, the Company shall direct the Trustee to return to the Company any Matching Contributions and Supplemental

Contributions, and to the Participants any Elective Deferral Contributions, Employee Contributions or Rollover Contributions made for such Plan Year, provided, the amount must be returned within one year after the denial of qualification of the Plan, but only if the application for qualification is made by the time prescribed by law for filing the Company’s federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of Treasury may prescribe.

(c) Contributions Conditioned Upon Deductibility. All Contributions by the Company shall be deemed made conditioned upon the deductibility of the Contribution under section 404 of the Code. To the extent such deduction is disallowed, the Company may direct the Trustee to return the disallowed portion (or all, if the entire Contribution is disallowed), provided, the disallowed amount must be returned within one year after the disallowance of the deduction.

(d) No Return of Earnings. Except as otherwise provided with respect to the return of Contributions by the Company conditioned upon the initial qualification of the Plan, (1) no earnings on a Contribution made by the Company shall be returned to the Company and losses on the Contribution shall reduce the amount to be returned, and (2) no return of a Contribution made by the Company allocated to a Participant’s Accounts shall be made to the extent that the Accounts would be reduced to less than the balance in the Accounts had the Contributions to be returned not been made.

4.7 PAYMENT OF EXPENSES OF PLAN. All necessary expenses that may arise in connection with the administration of the Plan, including, but not limited to, the fees of the Trustee and expenses of the Benefits Committee as provided in Section 10.8, shall be paid by the Company, except as provided in Section 11.8 or in the Trust. To the extent these expenses are not paid by the Company, they shall be paid by the Trustee from the Trust Fund. Provided, that where the Trustee is a person who receives full-time pay from the Company, such person shall not receive any compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

ARTICLE 5

ROLLOVER CONTRIBUTIONS

5.1 ROLLOVER CONTRIBUTIONS.

(a) Request to Make Rollover Contribution. An Employee may make a written request to the Benefits Committee or its representative that the Employee be entitled to transfer to the Trust Fund a Rollover Contribution received by such Employee, or to which such Employee is entitled. All such requests shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Benefits Committee, that the property constitutes a Rollover Contribution. The Benefits Committee, in its sole discretion, shall determine whether or not the Employee shall be entitled to make a Rollover Contribution.

(b) Payment of Rollover Contribution. In the event the Benefits Committee permits an Employee to make a Rollover Contribution, such amount shall be transferred by the Employee to the Trustee.

(c) Vesting in Rollover Account. An Employee shall at all times have a nonforfeitable interest in the Employee’s Rollover Account.

(d) Allocations to Rollover Accounts. No Contributions by the Company or Forfeitures shall be allocated to Rollover Accounts, however, investment earnings (or losses) of the Trust Fund shall be allocated to all Rollover Accounts in the same manner provided for all Participants, as set forth in Section 6.2.

ARTICLE 6

ACCOUNTS

6.1 ALLOCATION OF CONTRIBUTIONS AND FORFEITURES TO ACCOUNTS.

(a) Elective Deferral Contributions. Elective Deferral Contributions on behalf of a Participant shall be credited to the Elective Deferral Account of such Participant as soon as administratively practicable following the date such Elective Deferral Contribution was made.

(b) Matching Contributions. Matching Contributions shall be credited to the Matching Account of each Participant as soon as administratively practicable following the date for which such Matching Contributions were made.

(c) Forfeitures. Any Forfeiture allocated to Matching Accounts shall be credited to Participant Accounts in accordance with the provisions of Section 7.6.

(d) Supplemental Contributions. Supplemental Contributions for a Plan Year shall be allocated as of an Accounting Date among Participants who are not Highly Compensated Employees and who made a Elective Deferral election for the Plan Year in the ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

(e) Employee Contributions. Employee Contributions shall be credited to the Employee Contribution Account of each Participant on behalf of whom such Contributions are made as soon as administratively practicable following the date such Employee Contributions were made.

(f) Rollover Contributions. Rollover Contributions shall be credited to the Rollover Account of each Participant on behalf of whom such Contributions are made as soon as administratively practicable following the date such Rollover Contributions were made.

(g) Correcting a Coverage or Participation Failure.

(1) If the Plan would fail to satisfy section 410(b) of the Code for a Plan Year because an insufficient number of non-excludable Employees are Benefitting under the Plan for such Plan Year, the Company may direct that former Employees who would otherwise not have been eligible for an allocation of Contributions by the Company for such Plan Year in accordance with Section 6.1 be included as Participants who are eligible for an allocation for such Plan Year. If the Company so directs, the former Employees to be included shall be limited to the number necessary to cause the Plan to satisfy section 410(b) of the Code.

(2) The selection of former Employees for inclusion shall be as determined by the Company when such determination becomes necessary from time to time, but shall be in a manner that does not discriminate in favor of Highly Compensated Employees.

(3) The inclusion of former Employees in the allocation of Contributions by the Company as set forth in this Section 6.1(g) shall not be deemed the exclusive method for correcting or preventing the Plan’s failure to satisfy section 410(b) of the Code. Provided, any other method shall be applied in a manner that does not discriminate in favor of Highly Compensated Employees.

6.2 DETERMINATION OF ACCOUNT BALANCES. The Trustee shall determine the fair market value of the Trust Fund and the Benefits Committee shall determine the Account Balances as follows:

(a) Crediting of Contributions. As of each Accounting Date there shall be added to each Elective Deferral Account the Supplemental Contributions for such Account since the preceding Accounting Date, provided the Supplemental Contributions shall be allocated to Elective Deferral Accounts as of the Accounting Date of the Plan Year for which such Supplemental Contribution is made. As of each Valuation Date there shall be added to each Elective Deferral Account, Matching Account, and Rollover Account the Contributions for such Account since the preceding Valuation Date.

(b) Reductions for Benefits and Withdrawals. Each Account shall be reduced by the amount of Benefits distributed and withdrawals made from such Account since the preceding Valuation Date.

(c) Directed Account. The earnings (or losses) of each Directed Account shall be determined separately and credited to the Directed Account, and all the other adjustments provided herein shall be made to such Directed Account.

(d) Good Faith Valuation Binding. In determining the value of the Trust Fund and the Accounts, the Trustee (or other person or entity designated by the Benefits Committee) and the Benefits Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.

6.3 LIMITATIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS.

(a) Actual Deferral Percentage Test. The Actual Deferral Percentage for Highly Compensated Employees shall not exceed the greater of (1) 1.25 times the Actual Deferral Percentage for the current Plan Year of all other Participants, or (2) the lesser of two percentage points over the Actual Deferral Percentage for the current Plan Year of all other Participants or 2.0 times the Actual Deferral Percentage for the current Plan Year of all other Participants. For purposes of determining whether the Plan satisfies the Actual Deferral Percentage Test, if the Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans with the same plan year and using the same Actual Deferral Percentage testing method, or if one or more plans with the same plan year and using the same Actual Deferral Percentage testing method satisfy such Code sections only if aggregated with this Plan, then this Section 6.3(a) shall be applied by determining the actual deferral percentages of Participants as if all such plans were a single plan.

(b) Limitation of Elective Deferral Contributions. The Company shall by the end of a Plan Year, in a nondiscriminatory fashion and upon notifying the Highly Compensated Employees, limit the Elective Deferral Contributions of Highly Compensated Employees to the extent necessary to ensure compliance with either of the tests stated in the immediately preceding Subsection 6.3(a).

(c) Correction of Actual Deferral Percentage Excess. If the Actual Deferral Percentage test is not met for a Plan Year after all contributions for the Plan Year have been made, the Company shall determine the amount of Actual Deferral Percentage excess with respect to Highly Compensated Employees. Solely to determine the aggregate amount to be distributed, as described below, and not the amount to be distributed to any individual, the Company shall make this determination in the following manner. First, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced to the extent necessary to (1) enable the Plan to satisfy the Actual Deferral Percentage test or (2) cause such employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. Second, this process is repeated until the Actual Deferral Percentage test is satisfied. The aggregate amount of Actual Deferral Percentage excess thus determined shall be distributed by the end of the Plan Year following the Plan Year for which such Contributions are made. Such aggregate amount of Actual Deferral Percentage excess shall be distributed first, to the Highly Compensated Employees with the highest dollar amounts of Elective Deferral Contributions, pro rata and including Allocable Income thereon, in an amount equal to the lesser of (A) the aggregate amount of excess contributions for the Plan Year determined according to the manner described above or (B) the amount necessary to cause the amount of such Employees’ Elective Deferral Contributions to equal the amount of the Elective Deferral Contributions of the Highly Compensated Employees with the next highest dollar amount of Elective Deferral Contributions. This process is repeated until the aggregate amount distributed under this Section 6.3(c) equals the amount of the Actual Deferral Percentage excess as determined according to the manner described above. The amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for the Highly Compensated Employee’s taxable year ending with or within such Plan Year, and the amount of excess deferrals that may be distributed with respect to a Highly Compensated Employee for a taxable year is reduced by any excess contributions previously distributed to the Highly Compensated Employee for the Plan Year beginning with or within the Highly Compensated Employee’s taxable year. Notwithstanding anything in this Section 6.3(c) to the contrary, the Company may, in its discretion, make a Supplemental Contribution on behalf of Participants other than Highly Compensated Employees to the extent necessary to ensure compliance with the Actual Deferral Percentage test stated in Section 6.3(a). Each eligible Participant shall be 100% vested in the Participant’s Elective Deferral Account, including any Supplemental Contributions credited thereto, and such Supplemental Contributions shall also be subject to the same distribution restrictions as apply to a Participant’s Elective Deferral Contributions.

(d) Recognition of Elective Deferrals. A Participant’s Elective Deferral election shall be recognized only to the extent that the Elective Deferral Contribution does not exceed the amount permitted under this Section 6.3. A Participant’s Elective Deferral Contributions which are returned as a result of the application of this Section 6.3 for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant’s benefit for the Plan Year. To the extent Matching Contributions have already been made with respect to Elective Deferral Contributions at the time the Elective Deferral Contributions are determined to be excess contributions, such Matching Contributions attributable to Elective Deferral Contributions that are distributed to the Participant as excess contributions shall be distributed to the Participant at the same time as the Elective Deferral Contributions are returned; provided, that to the extent the Participant does not have a vested interest in such Matching Contributions, the Participant shall forfeit such Matching Contributions.

6.4 LIMITATIONS ON MATCHING AND EMPLOYEE CONTRIBUTIONS.

(a) Average Contribution Percentage Test. In no event may the Average Contribution Percentage for eligible Participants who are Highly Compensated Employees exceed the greater of (1) 1.25 times the Average Contribution Percentage for the current Plan Year of all other eligible Participants, or (2) the lesser of two percentage points over the Average Contribution Percentage for the current Plan Year of all other eligible Participants and 2.0 times the Average Contribution Percentage for the current Plan Year of all other eligible Participants. In the event the Plan satisfies the requirements of section 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more plans with the same plan year and using the same Average Contribution Percentage testing method, or if one or more other plans with the same plan year and using the same Average Contribution Percentage testing method satisfy such Code sections only if aggregated with this Plan, then this Section 6.4 shall be applied by determining the average contribution percentages as if all such plans were a single plan. Notwithstanding the above, to the extent the Plan provides for Contributions to be made under a Collective Bargaining Agreement between the Collective Bargaining Unit and the Company, the Plan automatically passes the Average Contribution Percentage test.

(b) Correction of Average Contribution Percentage Excess. If the Average Contribution Percentage test is not met for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions and Employee Contributions (and any Supplemental Contributions or Elective Deferral Contributions taken into account in computing the Average Contribution Percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under section 401(m)(2)(A) of the Code shall be considered to be excess aggregate contributions. The Company shall determine the amount of excess aggregate contributions. Solely to determine the aggregate amount to be distributed and not the amount to be distributed to any individual, the Company shall make this determination in the following manner. First the contribution percentage of the Highly Compensated Employee with the highest Average Contribution Percentage shall be reduced to the extent necessary to (1) enable the Plan to satisfy the Average Contribution Percentage test or (2) cause such employee’s Average Contribution Percentage to equal the Average Contribution Percentage of the Highly Compensated Employee with the next highest Average Contribution Percentage. Second, this process is repeated until the Average Contribution

Percentage test is satisfied. The aggregate amount of reductions determined in this manner shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of Matching Contributions and Employee Contributions (and any Supplemental Contributions or Elective Deferral Contributions taken into account in computing the Average Contribution Percentages), pro rata and including any Allocable Income thereon, in an amount equal to the lesser of (A) the total amount of excess aggregate contributions for the Plan Year or (B) the amount necessary to cause such Employees’ Matching Contributions and Employee Contributions (and any Supplemental Contributions or Elective Deferral Contributions taken into account in computing the Average Contribution Percentages) to equal the amount of the Matching Contributions and Employee Contributions (and any Supplemental Contributions or Elective Deferral Contributions taken into account in computing the Average Contribution Percentages) of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions and Employee Contributions (and any Supplemental Contributions or Elective Deferral Contributions taken into account in computing the Average Contribution Percentages). This process is repeated until the aggregate amount thus distributed equals the amount of excess aggregate contributions. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but in any case will be made prior to the close of the Plan Year following the Plan Year for which the contributions were made. Notwithstanding the foregoing, to the extent a Participant would receive a distribution of excess aggregate contributions which relate to Matching Contributions in which the Participant does not have a vested interest, such portion of the excess aggregate contributions shall be forfeited.

(c) Recognition of Employee Contributions. A Participant’s Employee Contribution election shall be recognized only to the extent that the Employee Contribution does not exceed the amount permitted under this Section 6.4. A Participant’s Employee Contributions which are returned as a result of the application of this Section 6.4 for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant’s benefit for the Plan Year. To the extent Matching Contributions have already been made with respect to Employee Contributions at the time the Employee Contributions are determined to be excess contributions, such Matching Contributions attributable to Employee Contributions that are distributed to the Participant as excess contributions shall be distributed to the Participant at the same time as the Employee Contributions are returned; provided, that to the extent the Participant does not have a vested interest in such Matching Contributions, the Participant shall forfeit such Matching Contributions.

(d) Alternate Use Limitation. If the sum of the Actual Deferral Percentage and Average Contribution Percentage of Highly Compensated Employees exceeds the sum of (1) 1.25 times the greater of (A) the Actual Deferral Percentage of Participants other than the Highly Compensated Employees for the current Plan Year or (B) the Average Contribution Percentage of Participants other than Highly Compensated Employees under the Plan for the current Plan Year, and (2) the lesser of (A) 2.0 times or (B) two percentage points plus the lesser of the Actual Deferral Percentage or Average Contribution Percentage of Participants other than Highly Compensated Employees for the current Plan Year, the Average Contribution Percentage of the Highly Compensated Employees will be reduced (beginning with the Highly Compensated Employees whose Average Contribution Percentage is the highest) so that the limit is not exceeded. “Lesser” is substituted for “greater” in (1), above, and “greater” is substituted for “lesser” after “two percentage points plus the” in (2), above, if such substitutions would result in a larger amount. If the Company has elected to use the current year testing method, then, in calculating the amount under this Section 6.4(d) for a particular Plan Year, the Non-Highly Compensated Employees’ Actual Deferral Percentage and Average Contribution Percentage for the Plan Year, instead of for the prior Plan Year, is used. The amount by which the Average Contribution Percentage of each such Highly Compensated Employee is reduced shall be treated as an amount returned pursuant to (b), above. Anything in the preceding to the contrary notwithstanding, no impermissible multiple use shall result if the Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 times the Actual Deferral Percentage plus the Average Contribution Percentage of all other Participants.

6.5 LIMITATIONS ON ANNUAL ADDITIONS.

(a) Definition of Annual Additions. Any provisions in the Plan to the contrary notwithstanding, the “annual addition” to any Participant’s Matching Account, Employee Contribution Account and Elective Deferral Account shall not exceed the lesser of (1) $30,000 (or such larger amount as may be determined by the Secretary of Treasury pursuant to section 415(d) of the Code) or (2) 25% of the Participant’s Compensation. The term “annual addition” shall mean the sum of:

(1) the Participant’s share of Matching Contributions, Supplemental Contributions, and Elective Deferral Contributions for the Plan Year,

(2) all Forfeitures allocated to a Participant’s Account,

(3) any Employee Contributions for the Plan Year,

(4) any amounts allocated after March 31, 1984 on behalf of the Participant to an “individual medical account” (as defined in section 415(l)(2) of the Code) which is part of a pension or annuity plan maintained by the Company, and treated as annual additions to a defined contribution plan, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, attributable to post-retirement medical benefits allocated to the separate account of the Participant if the Participant is a “key employee” (as defined in section 419A(d)(3) of the Code), under a “welfare benefit fund” (as defined in section 419(e) of the Code) maintained by the Company, and

(5) allocations under a simplified employee pension.

(b) Excess Annual Additions. If as the result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals under section 402(g)(3) of the Code, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify this method of allocation, the annual addition for a Participant would exceed the amount provided for in Section 6.5(a), the excess amount shall be withheld or taken from a Participant’s Accounts in the following order:

(1) the Employee Contributions and earnings thereon, if any, included in the annual addition shall, to the extent necessary, be returned to the Participant; then

(2) the Participant’s share of Matching Contributions shall be reduced to the extent necessary; then

(3) the Elective Deferral Contributions and Supplemental Contributions and earnings (or net of losses) thereon, if any, included in the annual addition shall, to the extent necessary, be returned to the Participant;

(4) provided, Elective Deferral Contributions and Supplemental Contributions and earnings (or net of losses) thereon, if any, included in the annual addition may be returned to the Participant prior to the return of the Participant’s share of Matching Contributions at the election of the Benefits Committee. If such an election is made, the Benefits Committee must apply it uniformly to all Participants in a limitation year.

(c) Disposition of Excessive Annual Additions. Any amounts withheld or taken from a Participant’s Matching Account shall be reallocated to the Matching Accounts, whichever is applicable, of all other Participants as of such Accounting Date in the same ratio that Matching Contributions for such Plan Year were allocated to the Matching Accounts of such other Participants. If, after making the reallocation provided by the immediately preceding sentence, there is any amount remaining which cannot be reallocated because of the limitations on annual additions, such amount shall be maintained in a suspense account and be allocated in the succeeding Plan Year as though such amount were a Matching Contribution in such Plan Year. In the event of termination of the Plan while such a suspense account is in existence, the amount in such suspense account shall revert to the Company to the extent it may not be allocated to any Matching Account. In the event that such a suspense account is in existence for a particularly limitation year, it will not share in the allocation of investment gains or losses. All amounts in such suspense account must be allocated and reallocated to Participant’s Accounts before any Matching Contribution or Employee Contribution which would constitute annual additions may be made to the Plan for that limitation year.

(d) Allocation of Annual Additions When Multiple Plans. If the Company maintains one or more other “defined contribution plans” or “defined benefit plans” (as defined in section 414(i) and (j) of the Code, respectively), the amount of annual additions which may be allocated on behalf of each Participant under this Plan and under other plans shall not exceed the maximum permissible amount. For the purpose of determining the maximum permissible amount, the annual benefit under a defined benefit plan shall be reduced to the maximum extent necessary; the annual additions under any other defined contribution plan of the Company shall be reduced to the maximum extent necessary, commencing with any profit sharing plan, next any profit sharing plan containing a cash or deferred arrangement and then any money purchase pension plan; and, finally, the annual additions under this Plan shall be reduced to the maximum extent necessary.

(e) No Contributions Causing Allocation to Suspense Account. Notwithstanding the provisions of this Section 6.5, the Company shall not make a Contribution in an amount that would cause any amount thereof to be allocated to a suspense account as of the date the Contribution is allocated.

(f) Separate Definition of Compensation. For the purposes of this Section 6.5, the term “Compensation” shall mean a Participant’s earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as defined in Treas. Reg. § 1.62-2(c))), but shall exclude the following:

(1) Company contributions to a plan of deferred compensation which are not includable in the employee’s or employer’s contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

(2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) amounts realized from the sale, exchange or disposition of stock acquired under a qualified stock option; and

(4) other amounts which received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the employee).

For purposes of applying the limitation of this Section 6.5, Compensation for a “limitation year” is the Compensation actually paid or made available during such year. Effective for Plan limitation years beginning on or after January 1, 1998, the term “Compensation” under this Section 6.5 shall also include any elective deferral (as defined in section 402(g)(3) of the Code), any amount which is contributed or deferred by the Company at the election of the Employee by reason of sections 125 or 457 of the Code, and effective January 1, 2001, by reason of section 132(f)(4) of the Code.

(g) Reduction of Annual Additions to Conform to Section 415. Anything in this Section 6.5 to the contrary notwithstanding, the otherwise permissible annual additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Benefits Committee, to conform to section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in a defined benefit plan maintained by the Company. If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Company, the sum of the Participant’s defined benefit plan fraction and defined contribution plan fraction for any Plan Year may not exceed 1.0. For purposes of this Section 6.5(g), such terms shall have the following meaning:

(1) The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant’s projected annual benefit under all defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of (A) 1.25 multiplied by the dollar limitation under section 415(b)(1)(A) of the Code for such Plan Year, or (B) 1.4 multiplied by the Participant’s average compensation for the three consecutive Plan Years that produce the highest average. Provided, if the Participant was a participant as of the first day of the “limitation year” beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last “limitation year” beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all “limitation years” beginning before January 1, 1987. The projected annual benefit of a Participant is the Participant’s normal retirement benefit computed under the Company’s defined benefit plan, assuming that the Participant continues in the employ of the Company until the Participant’s Normal Retirement Age under such plan (or current age, if later), and the Participant’s compensation is the compensation, as defined in such plan, and the Social Security benefit for the Plan Year remain constant until the Participant’s Normal Retirement Age (or current age, if later).

(2) The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant’s accounts under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior Plan Years, (including the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(l)(2) of the Code, maintained by the Company), and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for all prior Plan Years during which the Participant was employed by the Company: (A) 1.25 multiplied by the dollar limitation under section 415(c)(1)(A) of the Code, for such Plan Years; or (B) 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code for such Plan Years. Provided, if the employee was a participant as of the first day of the “limitation year” beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last “limitation year” beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the limitations under section 415 of the Code applicable to the first “limitation year” beginning on or after January 1, 1987.

(h) Further Reduction in Annual Additions. If after reducing the annual additions to a Participant’s Accounts, as provided above, the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the numerator of the defined contribution plan fraction shall be reduced so that the sum of both fractions shall not exceed 1.0 in any “limitation year” for such Participant.

(i) Elimination of Certain Limitations. Effective for Plan limitation years beginning on or after January 1, 2000, the additional limitations imposed by section 415(e) of the Code, as described above, shall no longer apply to the Plan with respect to all Employees participating in the Plan whose Period of Service includes Service after January 1, 2000. In the case of a Plan Participant whose Benefit under the Plan is subject to the limitations imposed by section 415(e) of the Code prior to its repeal and whose Benefit under the Plan is adjusted to take into account the repeal of section 415(e) of the Code effective January 1, 2000, such adjustment shall be taken into account in accordance with the rules of Treas. Regs. §1.401(a)(4)-2(c)(ii) for the Plan Year for which such adjustment is made.

6.6 RESPONSIBILITY FOR ACCOUNTS. All Accounts shall be established, and records concerning all Accounts shall be maintained, by the Company, or some other person or entity designated by the Company.

6.7 NOTICE TO PARTICIPANTS OF ACCOUNT BALANCES. As soon as practicable after each Accounting Date the Benefits Committee or its representative shall give each Participant written notice of the Account Balance of the Participant’s Accounts as of such Accounting Date.

ARTICLE 7

BENEFITS

7.1 NORMAL RETIREMENT. When a Participant retires at or after the Participant’s Normal Retirement Age, the Benefits for such Participant shall equal the Participant’s Account Balances determined after retirement and, if applicable, as soon as practicable following receipt of the Participant’s distribution request.

7.2 RETIREMENT AFTER NORMAL RETIREMENT AGE. A Participant who remains in the employ of the Company after attaining Normal Retirement Age shall continue to be a Participant in the Plan until the date of actual retirement, at which time the Participant’s Benefit shall equal the Participant’s Account Balances determined after retirement and, if applicable, as soon as practicable following receipt of the Participant’s distribution request.

7.3 DEATH. The Benefit distributable to the Participant’s Beneficiary shall equal the Participant’s Account Balances determined after the Participant’s death and, if applicable, as soon as practicable following receipt of the Beneficiary’s distribution request.

7.4 DISABILITY. If and when the Benefits Committee shall find a Participant to be Disabled while still employed by the Company, then the Participant’s Accounts shall be 100% nonforfeitable. The Participant’s Benefit shall equal the Participant’s Account Balances as of the Valuation Date coincident with or immediately following the date the Benefits Committee determines the Participant became Disabled; provided, if the Participant is receiving a deferred distribution, the Participant’s Benefit shall be determined as soon as practicable following receipt of the Participant’s distribution request.

7.5 SEVERANCE FROM SERVICE. In the event of the Severance from Service of a Participant, and at all times other than those set out in Sections 7.1 through 7.4, the Participant’s Benefit shall equal the sum of the following:

(a) Nonforfeitable Accounts. The Account Balances of the Participant’s Employee Contribution Account, Rollover Account and Elective Deferral Account, if applicable.

(b) Nonforfeitable Percentage of Other Accounts. The nonforfeitable percentage of the Participant’s Matching Account, determined as follows:

Nonforfeitable Percentage of Matching Account Balance	Years of Service
Less than 5	0%
5 or more	100%

(c) Valuation of Account Balances. The Account Balances of a Participant who is entitled to a Benefit upon Severance from Service shall be determined after Severance from Service; provided, if the Participant is receiving a deferred distribution, the Participant’s Benefit shall be determined as soon as practicable following receipt of the Participant’s distribution request.

7.6 FORFEITURES.

(a) Time Forfeitures Occur. Any portion of a Participant’s Matching Account in which the Participant does not have a nonforfeitable interest, upon Severance from Service, shall constitute a Forfeiture at the time the nonforfeitable portion of the Participant’s Matching Account Balance is distributed, provided, if a Participant has no nonforfeitable interest in the Participant’s Matching Account upon Severance from Service, such Participant shall be deemed to have received a distribution of zero and the Forfeiture will occur at the time of the Participant’s Severance from Service. If a Participant dies after Severance from Service and if the Benefits Committee or its representative has notice thereof, then any forfeitable portion of the Participant’s Company or Matching Account shall be forfeited.

(b) Application of Forfeitures. Forfeitures occurring during a Plan Year shall first be applied under Section 7.6(c) to the restoration of Forfeitures and then shall be used to reduce the amount of the Matching Contributions by the Company for the Plan Year in which the Forfeiture occurs or to pay expenses of the Plan.

(c) Restorable Forfeiture. If a Participant who received a Benefit pursuant to Section 7.5 because of Severance from Service again becomes a Participant in the Plan, and the amount of the Participant’s Matching Account in which the Participant did not have a nonforfeitable interest was forfeited in accordance with Section 7.6(a), the Company shall then make a Contribution (or Forfeitures of other Participants shall be applied for such Participant) (“Restorable Forfeiture”) for such Participant rehired before incurring five consecutive one-year Breaks in Service.

7.7 TIME OF DISTRIBUTION OF BENEFITS.

(a) Retired, Disabled or Deceased Participant. Benefits payable to a Participant who retires at or after Normal Retirement Age, or who becomes Disabled and Benefits payable to a Beneficiary because of the Participant’s death, shall be distributed, or distribution shall commence, as soon as practicable following a Participant’s actual retirement, Disability or death, subject to the provisions of Section 7.8.

(b) Terminated Participant. Benefits payable to a Participant who incurs a Severance from Service shall be distributed, or distribution shall commence, as soon as practicable following a Participant’s Severance from Service, subject to the provisions of Section 7.8.

(c) Date Benefit Payments Commence. Unless the Participant elects otherwise, in no event shall the payment of Benefits to a Participant begin later than the 60th day after the Accounting Date of the Plan Year in which the latest of the following events occur:

(1) The Participant’s Normal Retirement Age or age 65, if earlier.

(2) The Participant terminates the Participant’s service with the Company.

Notwithstanding the above provisions of this Section 7.7, the failure of a Participant to consent to a distribution while a Benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any Benefit sufficient to satisfy the above. Provided, however, notwithstanding the above provisions of this Section 7.7, Benefits shall commence not later than the Participant’s Required Beginning Date.

(d) Payments to Alternate Payees. Anything contained in the provisions of Sections 7.7(a) through 7.7(c), to the contrary notwithstanding, benefits payable to an alternate payee pursuant to a Qualified Domestic Relations Order may be paid prior to the Participant’s death, Disability, Severance from Service or retirement.

7.8 DISTRIBUTIONS OF BENEFITS. The following provisions shall apply to distributions from the Plan:

(a) Form of Distribution of Benefits.

(1) A Participant’s Benefits shall be paid in the form of a single sum in cash. Benefits in excess of $5,000 (at the time of distribution) shall not be immediately distributed without the consent of the Participant. Effective before January 1, 2002, “$3,500 (at the time of the distribution or at the time of any prior distribution)” shall be substituted for “$5,000 (at the time of the distribution)”.

(2) Effective January 1, 2002, if the Participant’s Benefit is to be distributed in required minimum amounts, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

(3) Effective before January 1, 2002, if the minimum distribution rules apply to a Participant who has reached the Participant’s Required Beginning Date, then the amount to be distributed each Plan Year must be at least an amount equal to the quotient obtained by dividing the Participant’s Account Balance by the Participant’s life expectancy or the joint and last survivor expectancy of the Participant and the Participant’s Beneficiary. Such life expectancies shall be computed as of the first day of the Plan Year by the use of the return multiples contained in regulations under section 72 of the Code. For purposes of this computation, the Participant’s life expectancy shall be recalculated unless the Participant elects otherwise. Recalculation of life expectancy shall not be more frequently than annually. The life expectancy of a Beneficiary who is not the Participant’s spouse may not be recalculated. If the Participant’s spouse is not the

Beneficiary, the method of distribution selected shall assure that at least 50 percent of the present value of the Participant’s Benefit is paid within the life expectancy of the Participant. The amount distributed each year, commencing with the calendar year in which the Participant attains age 70-1/2, shall not be less than the quotient obtained by dividing the Participant’s Account Balances by the lesser of (A) the applicable life expectancy of the Participant and the Participant’s Beneficiary, if applicable, or (B) if the Participant’s spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Proposed Regulations §1.401(a)(9)-2, Q&A4. Subsection (B) of the preceding sentence shall not apply to distributions made after the death of the Participant.

(4) The minimum distribution required for the calendar year immediately preceding the Participant’s Required Beginning Date must be made on or before the Participant’s Required Beginning Date. The minimum distribution required for each calendar year thereafter, including the calendar year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of each year.

(b) Retirement Benefit Cashout.

(1) Distribution of Benefits of $5,000 or Less. In the event that the present value of a Participant’s Benefit does not exceed $5,000 (at the time of the distribution) on the date that such Benefit becomes payable, the Retirement Committee shall cause such benefit to be distributed in a single cash sum notwithstanding the election by the Participant under (a), above. Effective before January 1, 2002, $3,500 (at the time of the distribution or at the time of any prior distribution)” shall be substituted for “$5,000 (at the time of the distribution)” in the preceding sentence. Provided, if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution is still payable, and if the present value of the Participant’s nonforfeitable accrued Benefit exceeded $5,000 at the time of the first distribution under that optional form of benefit, then the present value of the Participant’s nonforfeitable accrued Benefit may not be distributed without consent. Effective before January 1, 2002, “$3,500” shall be substituted for “$5,000” in the preceding sentence.

(2) Distribution of Benefits in Excess of $5,000. In the event that the present value of a Participant’s Benefit exceeds $5,000 (at the time of the distribution), such Benefit may be distributed in a single sum only with the written consent of the Participant. The Plan Administrator or its representative shall notify the Participant of the right to defer any distribution until the Participant’s Benefit is no longer “immediately distributable.” Provided, the consent of the Participant shall not be required for distributions necessary to satisfy section 401(a)(9) or section 415 of the Code. Effective before January 1, 2002, “$3,500 (at the time of the distribution or at the time of any prior distribution)” shall be substituted for “$5,000 (at the time of the distribution)” in the preceding sentence. Provided, if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution is still payable, and if the present value of the Participant’s nonforfeitable accrued Benefit exceeded $5,000 at the time of the first distribution under that optional form of benefit, then the present value of the Participant’s nonforfeitable accrued Benefit may not be distributed without consent.

Effective before January 1, 2002, “$3,500” shall be substituted for “$5,000” in the preceding sentence.

(3) Distribution of Benefits Upon Termination of the Plan. Upon termination of the Plan, the Participant’s Account Balance(s) under the Plan may, without the written consent of the Participant, be distributed to the Participant. Provided, if the Company or a Related Company maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) then the Participant’s Account Balance(s) under the Plan will, without the written consent of the Participant, be transferred to the other defined contribution plan if the Participant does not consent to an immediate distribution.

(c) Conflicting Provisions. The provisions of this Section 7.8 shall supersede any conflicting provision of the Plan, including, without limitation, the provisions of Section 7.7 relating to the time of distribution of Benefits.

7.9 ROLLOVER ELECTION AND ROLLOVER NOTICE.

(a) Election to Make Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.9, a Distributee may elect, at the time and in the manner prescribed by the Benefits Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan in a Direct Rollover.

(b) Recipients to Be Provided With Explanation of Rollovers. Within a reasonable period of time before making any distribution from the Plan which is an Eligible Rollover Distribution, the recipient shall be provided a written explanation of the provisions under which such distributions will not be subject to federal income tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the recipient received the distribution.

7.10 ADDITIONAL DISTRIBUTION REQUIREMENTS FOR ELECTIVE DEFERRAL AND SUPPLEMENTAL ACCOUNTS. Elective Deferral and Supplemental Accounts, including any Allocable Income thereon, are not distributable to a Participant or a Participant’s Beneficiary, in accordance with such Participant’s or Beneficiary’s election, earlier than upon Severance from Service, death, or Disability. Such amounts may also be distributed upon any of the following:

(a) termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in section 4975(e)(7) of the Code), a simplified employee pension plan (as defined in section 408(k) of the Code) or a SIMPLE IRA plan (as defined in section 408(p) of the Code);

(b) only upon a declaration of the Board of Directors with respect to a transaction, the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation, if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets;

(c) only upon a declaration of the Board of Directors with respect to a transaction, the disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of section 409(d)(3) of the Code), if such corporation continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary;

(d) the attainment of age 59-1/2; and

(e) with respect to a Participant’s Elective Deferral Account, the hardship of the Participant as described in Section 8.3, provided, that no hardship withdrawal under Section 8.3 shall be allowed with respect to a Participant’s Supplemental Accounts.

In addition, distributions that are triggered by any of the events enumerated under Sections 7.10(a) through 7.10(c) must be made in a lump sum.

ARTICLE 8

LOANS AND WITHDRAWALS

8.1 LOANS TO PARTICIPANTS. Upon the application of a Participant, the Benefits Committee or its representative, in its sole discretion and by consistently applying uniform rules and procedures (which are hereby incorporated by reference), may direct the Trustee to make a loan or loans to such Participant from the Participant’s Elective Deferral Account, Rollover Account and, to the extent vested, Matching Account, upon the following terms and conditions:

(a) Definition of Participant. For purposes of making loans under this Section 8.1, the term Participant shall include only persons who are in the employ of the Company or otherwise are “parties in interest” as defined in section 3(14) of ERISA.

(b) Availability of Loans. Loans shall be made available to all Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants. Notwithstanding the foregoing, effective January 1, 2002, loans shall not be made available to Participants who are on a leave of absence without pay, a leave of absence on account of short term disability or a leave of absence on account of long term disability.

(c) Limitation on Aggregate Amount of Loans. The aggregate of the loans to a Participant shall not exceed at any time the lesser of 50% of the amount the Participant would be entitled to under Section 7.5 if the Participant incurred a Severance from Service, or $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one-year period ending on the date before the day the loan is made over the outstanding balances of loans made under Company sponsored qualified plans on the date such loan is made. For purposes of this limitation, all loans from all plans maintained by the Company or a Related Company are aggregated.

(d) Investments from Accounts; Interest Rate. All such loans shall be considered investments made from the Accounts of the Participant to whom the loan is made. Interest shall be charged on such loans at a reasonable rate equal to the prime rate plus 1%.

(e) Repayment of Loans; Security For Loans. Effective January 1, 2002, all such loans shall be repaid by the Participant by payroll deduction; provided, additional payments may also be made by the Participant outside of payroll deduction by check delivered directly to the Trustee. Loans shall be repaid when determined by the Benefits Committee or its representative, provided, under no circumstances shall the term of a loan be longer than five years unless the proceeds of the loan are used to acquire a dwelling unit, which within a reasonable period will be used (determined at the time the loan is made) as a principal residence of the Participant, in which case the term of such loan shall be determined by the Benefits Committee or its representative. Repayment of all loans shall be in substantially equal payments of principal and interest, made at least quarterly. The Benefits Committee or its representative shall not approve any loan to any Participant from the Plan unless such Participant (1) executes a promissory note for such loan, and (2) secures payment of principal and interest on such promissory note by an assignment of up to 100% of the Participant’s nonforfeitable interest in the Participant’s Account Balances. Effective January 1, 2002, “50%” shall be substituted for “100%” in the preceding sentence.

(f) Suspension of Loan Repayments. Repayment of a loan may be suspended at the discretion of the Benefits Committee or its representative for a period of no more than one year during such time as a Participant is on a leave of absence, either without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, upon resumption of payments after the leave ends (or, if earlier, after the first year of the leave), the loan must be reamortized so that the outstanding balance of the loan will be repaid by the latest date permitted under the original repayment schedule for such loan, and the installments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan. Further, loan repayments may also be suspended, and the loan repayment period extended, at the discretion of the Benefits Committee or its representative as permitted for military service under Section 21.10 of the Plan and section 414(u) of the Code.

(g) Assignments Deemed Loans. An assignment or pledge of any portion of a Participant’s interest in the Plan, and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section 8.1.

8.2 ACTIONS UPON DEFAULT. At the direction of the Participant, the Company shall make periodic deductions from the Participant’s Compensation in order to pay the promissory note as soon as reasonably possible and shall forward all such payments to the Trustee. In the event a Participant defaults in payment of the Participant’s promissory note, the Trustee shall take such legal action to collect the unpaid portion of the Participant’s promissory note as it deems feasible and, if such action is unsuccessful or not taken, the Trustee shall deduct the unpaid principal and interest due on the promissory note from the Benefit due the Participant. In the event that the Participant’s Benefit is less than the unpaid principal and interest due on the Participant’s promissory note, the Participant shall be liable to the Trust for the difference. Notwithstanding the preceding to the contrary, in the event of default, foreclosure on a promissory note and attachment of security shall not occur until a distributable event occurs under the Plan. In the event a Participant experiences a Severance from Service or otherwise terminates employment prior to repayment of the promissory note, such loan must be repaid prior to or coincident with any distribution of the Participant’s Account Balance.

8.3 HARDSHIP WITHDRAWALS FROM ELECTIVE DEFERRAL AND ROLLOVER ACCOUNTS.

(a) Reasons for Hardship Withdrawal. The Benefits Committee or its representative may permit a Participant to make a withdrawal of funds from the Participant’s Elective Deferral Account and, effective January 1, 2001, from the Participant’s Rollover Account which are needed because of (1) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code); (2) costs directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant; (3) payments for tuition and related educational expenses for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents; (4) the need to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence; (5) death of a family member; (6) injury, illness or layoff of Participant or Participant’s family member; or (7) under other circumstances as the Commissioner of the Internal Revenue may deem appropriate. For hardship withdrawals on account of Sections (5) and (6), above, the Participant must show that such distribution is on account of the Participant’s immediate and heavy financial need, in addition to satisfying any other requirements set forth in this Section 8.3.

(b) Hardship Withdrawal Deemed Necessary. A distribution will be deemed necessary to satisfy an immediate and heavy financial need if the following requirements are met:

(1) Limitation on Amount Distributed. The distribution is not in excess of the actual amount of the immediate and heavy financial need of the Participant, including any amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution pursuant to this Section 8.3.

(2) Suspension from Making Contributions. Such Participant shall be suspended for a period of 12 months after the receipt of such hardship distribution from making a Elective Deferral election or any other Employee derived contribution under any other plan maintained by a Company. Such Participant shall not be allowed to make a Elective Deferral election (for the calendar year following the calendar year of the hardship distribution) in excess of the applicable limit under section 402(g) of the Code for the next taxable year, less the amount of such Participant’s Elective Deferral Contributions for the taxable year of the hardship distribution.

(3) All Available Distributions Obtained. The Participant has obtained all distributions possible under the Plan or under any other plans maintained by the Company.

(4) All Available Loans Obtained. The Participant has obtained all loans available under this Plan and all loans under any plans maintained by the Company.

(c) Request for Hardship Withdrawal. All applications for withdrawals because of hardship shall be in writing on a form provided by the Benefits Committee and shall contain such information regarding the request as the Benefits Committee may reasonably request. If the Benefits Committee or its representative determines that the withdrawal is justified, it may permit the Participant to withdraw such amount as the Benefits Committee or its representative, in its sole discretion, determines is necessary to alleviate the hardship, provided, in no event shall any permitted withdrawal exceed the Participant’s Elective Deferral Contributions (plus income credited on Elective Deferral Contributions as of December 31, 1988), and, effective January 1, 2001, the Participant’s Rollover Account, less prior withdrawals, if any. Any withdrawal made pursuant to this Section 8.3 shall be made in a manner consistent with Section 7.8.

(d) Approval of Hardship Withdrawal. All decisions of the Benefits Committee or its representative with respect to whether or not a hardship withdrawal is justified or the amount necessary to alleviate the hardship shall be final and conclusive on all persons.

8.4 WITHDRAWALS FROM EMPLOYEE CONTRIBUTION ACCOUNTS. A Participant may from time to time, but in no case more than once every 12-consecutive months, on a form furnished by the Benefits Committee, make a withdrawal of all or any portion of the Account Balance of the Participant’s Employee Contribution Account. If the Participant has effected a loan pursuant to the provisions of Section 8.1, the amount that may be withdrawn hereunder shall be reduced by the outstanding balance of such loan. Any withdrawal made pursuant to this Section 8.4 shall be made in a manner consistent with Section 7.8.

8.5 IN-SERVICE WITHDRAWALS AFTER AGE 59-1/2. A Participant who is an Employee and who has attained age 59-1/2 may withdraw all or a portion of the amount then credited to such Participant’s Elective Deferral Account. In the event that such withdrawal is made, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other eligible Employee. Any withdrawal made pursuant to this Section 8.5 shall be made in a manner consistent with Section 7.8.

ARTICLE 9

DESIGNATION OF BENEFICIARY

9.1 DESIGNATION FORM; CHANGE OF DESIGNATION; SURVIVAL OF BENEFICIARY. Each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by the Benefits Committee, one or more Beneficiaries and contingent Beneficiaries of the Benefit which may be payable by reason of such Participant’s death. Subject to such rules and regulations as the Benefits Committee may promulgate, a Participant may from time to time change such designation of Beneficiary or contingent Beneficiary, provided, no change shall be effective until receipt of the new designation by the Plan Administrator or its representative. The last effective designation of Beneficiary or contingent Beneficiary shall supersede all prior designations. A designation of Beneficiary shall be effective only if the designated Beneficiary survives the Participant and any prior designated Beneficiary. Notwithstanding anything in the preceding to the contrary, the spouse of a Participant shall be deemed such Participant’s Beneficiary for purposes of this Article 9 and such spouse shall be entitled to the Participant’s entire vested Account Balances as of the date of the Participant’s death; provided, that such Participant may designate a Beneficiary other than such spouse if (a) such spouse consent in a writing witnessed by a Plan representative or acknowledged before a Notary Public and (b) such consent acknowledges the effect of such consent.

9.2 DISTRIBUTION IF NO BENEFICIARY DESIGNATED. If a Benefit becomes payable upon the death of a Participant and no Beneficiary has been properly designated, or if the Beneficiary designated shall have predeceased the Participant, the Participant shall be deemed to have designated the following Beneficiaries (if living at the time of the death of the Participant or designated Beneficiary) in the following order of priority: (a) the spouse of the Participant, (b) the children, including adopted children, of the Participant, in equal shares, and (c) the estate of the Participant.

ARTICLE 10

ORGANIZATION AND RESPONSIBILITIES

OF THE BENEFITS COMMITTEE

10.1 APPOINTMENT AND TENURE OF BENEFITS COMMITTEE. The Board of Directors of Commonwealth Industries, Inc. shall appoint three or more persons (or such other number as may be determined from time to time by the Board of Directors of Commonwealth Industries, Inc.), some or all of whom may be ex officio, to be known as the Benefits Committee or Committee. The Sponsoring Company will notify the Trustee of the names of the members of the Benefits Committee and of any changes in membership that may take place from time to time. All members of the Benefits Committee shall serve until their resignation or removal by the Board of Directors of Commonwealth Industries, Inc.; provided, that an ex officio member shall serve until the member’s resignation or removal from the position from the appointment to the Benefits Committee is derived. A member of the Benefits Committee may resign at any time by delivering a written resignation to the Board of Directors of Commonwealth Industries, Inc. and to the remaining members of the Benefits Committee. Vacancies shall be filled in the same manner as the original appointments. The Board of Directors of Commonwealth Industries, Inc. may dismiss any member of the Benefits Committee, including an ex officio member, at any time, with or without cause. No compensation shall be paid members of the Benefits Committee from the Trust Fund for their services. If no Benefits Committee is appointed by the Board of Directors of Commonwealth Industries, Inc., the Sponsoring Company will serve as the Benefits Committee.

10.2 ORGANIZATION AND DECISIONS OF BENEFITS COMMITTEE. Every decision and action of the Benefits Committee shall be valid if concurred in by a majority of the members then in office at a meeting or by a unanimous consent in writing (which may include electronic mail) without a meeting. The Benefits Committee shall select one of its members as chairperson, appoint a secretary (who need not be a member of the Benefits Committee) and any other officers deemed necessary and shall adopt rules governing its procedures not inconsistent herewith. The Benefits Committee shall keep a permanent record of its meetings and actions. The Benefits Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. No member of the Benefits Committee who is also a Participant shall vote or act upon any matter relating solely to the member. The Benefits Committee may authorize one or more of its members to (a) approve benefit payments, loans, and hardship or other withdrawals, as applicable, (b) serve as the initial reviewer of claims for benefits under the Plan, (c) determine the qualified status of domestic relations orders relating to the Plan, (d) perform other routine acts, and (e) execute any document on behalf of the Benefits Committee. If such authorization is given, all persons who receive written notification of such authorization shall, until contrary written notice is given to such person, accept and rely upon any document so executed by such member(s) as representing the action of the Benefits Committee.

10.3 DUTIES OF BENEFITS COMMITTEE. The Benefits Committee, in addition to the duties otherwise provided for in this Plan, may:

(a) construe and interpret the Plan and related documents and resolve any ambiguities therein;

(b) decide all questions affecting the eligibility of any Employee to participate herein;

(c) decide all questions affecting the amount, manner and time of any Benefit payable hereunder to any Participant or Beneficiary;

(d) ascertain the persons to whom any death or other Benefit shall be payable under the provisions hereof;

(e) appoint and remove the Trustee and any investment managers of the Trust Fund, establish investment guidelines for the Trustee and any investment managers of the Trust Fund, and review the investment performance of the Trustee and investment managers at least once each year;

(f) authorize and direct all disbursements, including administrative expenses, by the Trustee from the Trust Fund;

(g) receive, review and keep on file (as it deems convenient and proper) reports of benefit payments, withdrawals and loans from the Plan and reports of disbursements of expenses from the Plan directed by the Benefits Committee;

(h) receive, review and keep on file (as it deems convenient and proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund;

(i) receive and review any statement of accounts of the Plan made by the record keeper;

(j) upon request, furnish the Board of Directors or a Company with reports on the administration and funding of the Plan;

(k) recommend to the Board of Directors of the Sponsoring Company a funding policy and method for carrying out the objectives of the Plan which is consistent with the requirements of the Plan and applicable law, considering the short and long term financial needs of the Plan;

(l) in absence of direct information to the contrary, rely upon information provided by a Participant or Beneficiary or information provided by a Company;

(m) make final and binding determinations of fact in connection with any questions of fact which may arise under the operation of the Plan;

(n) make such rules and regulations with reference to the operation of the Plan as it may deem necessary or advisable, provided, that such rules and regulations shall not be inconsistent with the express terms of the Plan or ERISA;

(o) prescribe procedures and adopt forms to be used by Participants and Beneficiaries in filing applications for Benefits and in making elections under the Plan;

(p) review the denial of claims under Article 18 and make decisions on such review;

(q) distribute summary plan descriptions, summaries of material modifications and other information to Participants and affected Beneficiaries about the Plan;

(r) establish written procedures to determine whether a judgment, decree or order is a Qualified Domestic Relations Order and administer distributions under such judgments, decrees or orders which it determines are Qualified Domestic Relations Orders pursuant to Section 21.9; and

(s) make amendments to the Plan as provided under Section 12.3.

10.4 BENEFITS COMMITTEE DECISIONS FINAL AND BINDING. The decisions of the Benefits Committee on any matter within its authority shall be made in the sole discretion of the Benefits Committee and shall be final and binding on all parties, including without limitation, the Company, Participants and Beneficiaries.

10.5 POWERS AND AUTHORITY OF BENEFITS COMMITTEE. Subject to the limitations of the Plan and related documents (including, without limitation, any trust agreement or insurance policy or contract) and the rights reserved by the Board of Directors of the Sponsoring Company, the Benefits Committee shall have the authority to control and manage the operation and administration of the Plan, with all the powers necessary to enable it to carry out its duties properly in this respect, including the limited power to amend the Plan in accordance with the provisions of Section 12.3.

10.6 BENEFITS COMMITTEE DIRECTIONS TO TRUSTEE. The Benefits Committee shall direct the Trustee in writing to make distributions from the Trust Fund to Participants, Beneficiaries and alternate payees under Qualified Domestic Relations Orders who qualify therefor hereunder. Such written direction to the Trustee shall specify the name, Social Security number and address of the Participant or Beneficiary, and the amount and frequency of such payments. The Trustee may request instructions in writing from the Benefits Committee on other matters and may rely and act thereon.

10.7 EMPLOYMENT OF COUNSEL, ETC. The Benefits Committee may employ such counsel, accountants, and other agents as it shall deem necessary or advisable to advise or assist it in the performance of its duties hereunder, and the Benefits Committee may rely upon their respective written opinions or certifications. Such employment, and the actions taken by any such agents, shall be subject to review and control by the Benefits Committee. Any actions taken by any such agents shall, when within the scope of their employment, be deemed to be actions of the Benefits Committee for all purposes of the Plan.

10.8 PAYMENT OF EXPENSES OF BENEFITS COMMITTEE. The reasonable costs and expenses incurred by the Benefits Committee in the performance of its duties hereunder, excluding compensation for services, but including, without limitation, reasonable fees for legal, accounting and other services rendered, shall be paid by the Trustee from the Trust Fund to the extent not paid by the Company.

10.9 BENEFITS COMMITTEE AND TRUSTEE TO BE FURNISHED INFORMATION CONCERNING EMPLOYEES. The Company shall, from time to time, make available to the Benefits Committee such information with respect to its Employees, their dates of employment, their Compensation and other matters as may be necessary or desirable in connection with the performance by the Benefits Committee of its duties with respect to the Plan. The Benefits Committee shall, in turn, furnish to the Trustee such information and such rulings and decisions as the Trustee may require or may request in connection with the Trustee’s performance of its duties as Trustee. If the Benefits Committee, within 21 days after being requested to do so, fails to furnish the Trustee such information, rulings or decisions, then after the expiration of said period, the Trustee may act without such information, ruling or decision or may demand that the Company give it such information, ruling or decision.

ARTICLE 11

THE TRUST FUND AND TRUSTEE

11.1 ESTABLISHMENT OF TRUST FUND. The Sponsoring Company has entered into the Trust with the Trustee for the purpose of establishing a trust to invest and hold the Contributions, and the income and gains thereon, in order to provide the funds which will be used to provide Benefits under the Plan. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Plan and the Trust.

11.2 NO DIVERSION OF TRUST FUND. No part of the Trust Fund shall be used for, or diverted for purposes other than for, the exclusive benefit of Participants and their Beneficiaries, or for payment of the expenses of the Plan and Trust. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust.

11.3 REMOVAL OR RESIGNATION OF TRUSTEE. The Sponsoring Company may remove the Trustee, and the Trustee may resign, at any time upon written notice required by the terms of the Trust and, upon such removal or resignation, the Sponsoring Company shall designate and appoint a successor Trustee.

11.4 TRUST PART OF PLAN. The Trust shall be deemed to form a part of the Plan and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust.

11.5 TRUSTEE POWERS. The Trustee shall have the power to hold, invest and reinvest the Trust Funds, all as set forth in the Trust.

11.6 NO GUARANTEE OF LOSSES IN TRUST FUND. No Company, the Benefits Committee nor the Trustee guarantees the assets of the Trust Fund from loss or depreciation.

11.7 PARTICIPANT NOT TO BE FIDUCIARY. A Participant who elects investment of such Participant’s Directed Account in accordance with Section 11.8, below, shall not be deemed to be a fiduciary by reason of the Participant’s exercise of control over the investment of the Participant’s Account, and neither the Trustee nor any other person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which results from such Participant’s exercise of control.

11.8 POWER OF PARTICIPANTS TO DIRECT INVESTMENT OF ACCOUNTS.

(a) Election To Invest Accounts. Until such time as the Benefits Committee shall determine otherwise, Participants shall direct the investment of their Accounts, and such Accounts shall be placed in a Directed Account in the name of each Participant. The Plan is intended to be an “ERISA section 404(c) plan” with respect to such a Directed Account. The Benefits Committee shall be the fiduciary identified to furnish the information required by the regulations under section 404(c) of ERISA.

A Participant’s direction of investment of the Participant’s Accounts shall be in writing on a form prescribed by the Benefits Committee. Such investment direction shall remain in effect until changed by the Participant pursuant to a subsequent allocation given in accordance with the procedure established by the Benefits Committee. A Participant may change the investment directions by delivery of another form to the Plan Administrator or its representative, and such change in investment direction shall be effective in accordance with the procedures as to frequency or manner of giving investment directions established by the Benefits Committee, subject to the limitations imposed under (c), below, of this Section 11.8. The Benefits Committee shall forward a copy of any investment direction form of a Participant to the Trustee. If a Participant fails or refuses to complete an investment direction form, the Participant’s Accounts shall be invested in the Trust Fund at the discretion of the Benefits Committee.

(b) Expenses of Directed Accounts. Unusual and extraordinary expenses of Directed Accounts, such as brokerage fees, commissions, additional Trustee fees, etc., shall be charged against the Directed Account.

(c) Investment Options For Directed Accounts. Participants shall direct the investment of their Directed Account in investment alternatives specified by the Benefits Committee, so long as the designated percentage for each investment alternative is a whole number, and the sum of the percentages allocated is 100%. Such investment alternatives shall be selected by the Benefits Committee in its discretion in such a way as to provide Participants with a broad range of investment alternatives as described in the regulations under section 404(c) of ERISA. As it may deem necessary or desirable, the Benefits Committee also may modify an investment alternative as well as the frequency or the manner of giving investment directions. Subject to the foregoing, the Benefits Committee shall specify the investment alternatives available to Participants such that Participants may at all times choose from at least three investment alternatives (1) each of which is diversified, (2) each of which has materially different risk and return characteristics, (3) which in the aggregate enable the Participant by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant, and (4) each of which when combined with investments in the three alternatives tends to minimize through diversification the overall risk of the investments in a Participant’s Directed Accounts. Notwithstanding any other restriction as to the frequency of giving investment directions imposed by the Benefits Committee, Participants shall be able to give investment directions at least once in each calendar quarter with respect to the three investment alternatives described above. With respect to any other investment alternative, any restriction on the frequency of giving investment directions shall comply with the requirements of the regulations under section 404(c) of ERISA.

(d) Investment Direction Continues After Death or Other Severance from Service. If a Participant (or the Participant’s Beneficiary) does not receive a distribution of Benefits under the Plan once the Participant (or Beneficiary) is eligible to receive such distribution, the last investment direction given by the Participant (or Beneficiary) will remain in effect until changed by the Participant (or Beneficiary) pursuant to this Section 12.8.

(e) Investment Directions May Be Transmitted Electronically. A Participant (or a Beneficiary in the case of the Participant’s death) may give investment direction by electronic means pursuant to instructions provided by the Benefits Committee or its representative.

ARTICLE 12

AMENDMENTS TO THE PLAN

12.1 RIGHT GENERALLY TO MAKE AMENDMENTS. The Plan may be amended, modified or altered, in whole or in part, at any time and from time to time. The procedure for amending, modifying or altering the Plan shall be for the Board of Directors or its delegate to approve or ratify the amendment, modification or alteration and for a person or persons authorized by the Board of Directors or its delegate to duly execute an instrument of writing setting forth the amendment, modification or alteration, provided, that the duties, powers and liabilities of the Trustee shall not thereby be substantially modified without the written consent of the Trustee and any Benefit which has actually accrued and become payable hereunder shall not be affected thereby, except as provided in Section 12.2. No amendment, modification or alteration shall be made which shall (a) cause or authorize any part of the Trust Fund to revert or be refunded to the Company, or (b) decrease any Participant’s Account Balances or (c) eliminate an optional form of distribution. In the event an amendment shall alter the nonforfeitable schedule under Section 7.5, the nonforfeitable percentage of Participants who have been credited with three or more Years of Service shall not be less than the greater of their nonforfeitable percentage under the prior nonforfeitable schedule or the amended nonforfeitable schedule. Should the Sponsoring Company, at any time, not be in existence as a corporation, the Plan may be amended, modified or altered by action of a majority of the members of the Benefits Committee then surviving as such.

12.2 RIGHT TO MAKE AMENDMENTS RELATING TO QUALIFICATION OF PLAN. The Board of Directors or its delegate shall have the unlimited right to approve or ratify the amendment of the Plan in accordance with the procedure set forth in Section 12.1, at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing laws and regulations so as to permit the full deduction for tax purposes of Contributions made hereunder and to meet the requirements of the Code or ERISA and, to the extent necessary to accomplish such purpose, may by such amendment decrease or otherwise affect the rights of Participants or Beneficiaries to Benefits which have actually accrued and become payable hereunder.

12.3 AMENDMENT BY BENEFITS COMMITTEE. The Benefits Committee shall also have separate limited authority to modify and amend the Plan in immaterial respects, including immaterial changes required by law. Provided, no modification or amendment by the Benefits Committee shall (a) significantly increase any required contributions by the Company to the Plan, (b) change the classes of persons or entities eligible to participate in the Plan, (c) change any method of accrual or benefit formula under the Plan, or (d) adversely affect the tax-favored status of the Plan.

ARTICLE 13

RESERVATIONS OF RIGHTS

BY THE COMPANY AND

LIMITATIONS ON RIGHTS OF PARTICIPANTS

13.1 PLAN VOLUNTARY ON PART OF COMPANY. While it is the intention of the Company that the Plan shall be continued and Contributions made in each year, the Plan is entirely voluntary on the part of the Company. The Company does not guarantee or promise to pay or cause to be paid any Benefit provided by the Plan and each Participant, Beneficiary or any other person who may claim the right to any payment or Benefit under the Plan shall be entitled to look only to the Trust Fund for such payment or Benefit and shall not have any right, claim or demand therefor against the Company.

13.2 PLAN NOT CONTRACT OF EMPLOYMENT. This Plan shall not be deemed to constitute a contract between the Company and Participants or to be a consideration or inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company, nor to interfere with the right of the Company to discharge any Participant or Employee at any time, regardless of the effect which such discharge may have upon the Employee as a Participant in the Plan.

ARTICLE 14

TERMINATION OF PLAN

14.1 EVENTS CAUSING TERMINATION OF PLAN. Upon the occurrence of any one or more of the following events, the Plan, subject to the procedures contained in Section 14.2, shall be terminated:

(a) Dissolution. The dissolution of the Company.

(b) Discontinuance of Contributions. The complete discontinuance of Contributions by the Company to the Plan.

(c) Board of Directors’ Action. The adoption of an appropriate resolution by the Board of Directors of the Sponsoring Company authorizing the termination of the Plan. Upon the adoption of such a resolution, a copy thereof shall be delivered to the Trustee and notice thereof shall be given to Participants. A termination of the Plan as to a Company shall be effected by the adoption of an appropriate resolution by the Board of Directors of the Company authorizing its termination of participation in the Plan, the delivery of a copy thereof to the Sponsoring Company and Trustee and the giving of written notice of such termination to all Participants.

(d) Other Termination. Any other termination or partial termination of the Plan pursuant to section 411(d) of the Code.

14.2 PROCEDURE UPON TERMINATION. Should any of the events listed in Section 14.1 occur, the Matching Accounts of each Participant (or, in the case of a partial termination, the Matching Accounts of the Participants affected) at that time, shall become nonforfeitable, but the Plan and the Trust Fund shall be continued until such time as all Accounts have been fully distributed, at which time the Plan and the Trust Fund shall terminate. Until such time as the Company determines that the Trust Fund shall be terminated, the Trustee shall distribute the Accounts as the Benefits Committee directs. Upon determination by the Company that the Trust Fund shall terminate, the Trustee shall forthwith proceed to liquidate the assets of the Trust Fund, using the proceeds thereof as follows:

(a) Payment of Expenses. First, to pay any due and accrued expenses and liabilities of the Trust Fund and any expenses involved in the termination of the Plan and the Trust Fund, to the extent not paid by the Company.

(b) Distributions to Participants. Second, to distribute to the Participants as soon as administratively practicable the amount of their Benefits in the Trust Fund. Provided, no distributions of Elective Deferral Accounts shall be made at a time not otherwise permitted under the Plan.

ARTICLE 15

ADDITION AND WITHDRAWAL OF A COMPANY

15.1 ADOPTION OF PLAN BY RELATED COMPANY. The Related Companies which have currently adopted the Plan are set forth at Schedule I. The Board of Directors may designate any Related Company to become a Company thereafter. Any Related Company so designated may adopt the Plan, and become a Company hereunder, by executing a Joinder Agreement which is approved by the Benefits Committee. Such Related Company shall become a Company hereunder as of an Effective Date provided in the Joinder Agreement, and shall be subject to the terms and provisions of the Plan, with such variations as shall be set forth in the Joinder Agreement and approved by the Benefits Committee. A Related Company may limit its adoption of the Plan to one or more of its groups of employees, divisions, locations or operations.

15.2 WITHDRAWAL FROM PLAN BY COMPANY.

(a) Procedures for Withdrawal. A Company which wishes to withdraw from the Plan shall deliver to the Benefits Committee a resolution of its Board of Directors which authorizes its withdrawal as a Company and which indicates the reason or reasons for such withdrawal. The Board of Directors may at any time, in its discretion, determine that a Company (other than the Sponsoring Company) shall no longer participate in the Plan and may direct that the Company withdraw from the Plan. Withdrawal may take place only on a Valuation Date and notice thereof to the Benefits Committee, or by the Benefits Committee to a Company in the event withdrawal is directed by the Board of Directors, must be submitted or received at least six months prior to the date the withdrawal is to be effective, unless such time requirement is waived in writing by the Benefits Committee or the Company.

(b) Withdrawal Treated as Termination. If the withdrawal of a Company is a part of the complete dissolution of the Company’s business or the discontinuance of participation in the Plan without termination of its business and without the immediate establishment of a new, comparable plan, the provisions of Article 14 shall apply to such Company’s withdrawal as if the withdrawal were a part of the complete termination of the Plan, but the participation of other Companies hereunder shall not be affected by such withdrawal of a Company.

(c) Transfer to New Plan. If the withdrawal of a Company is the result of the establishment of a new, comparable plan for its employees which will immediately upon withdrawal of the Company cover employees of the Company who are covered by the Plan, the Benefits Committee, upon being furnished evidence of the terms of such new plan and that such new plan has been approved by the Internal Revenue Service as being qualified under the provisions of section 401 of the Code or an opinion of counsel that such new plan is qualified, shall determine the Account Balances of the Accounts of the Participants employed by that Company. The value of such Account Balances, after reduction for charges and other expenses incurred to process the withdrawal which are not paid by the Company, shall be transferred to the trustee of the new plan or to the insurance company which is to hold the funds of the new plan, whichever is applicable, in such manner as the Benefits Committee shall direct, but the transfer must be over a period not to exceed one year following the effective date of the Company’s withdrawal. Notwithstanding the foregoing, the Benefits Committee in its discretion, solely for the benefit and protection of the Participants employed by the Company, may retain the Account Balances of the Accounts of such Participants in the Plan. Upon completion of the transfer provided for herein, the remaining Companies, the Benefits Committee and the Trustee shall be completely discharged of all responsibility without any obligation on their part collectively or individually to see the application thereof.

ARTICLE 16

CHANGE IN EMPLOYMENT

16.1 PARTICIPANT TRANSFER FROM COMPANY TO COMPANY. A Participant who transfers employment from one Company to another Company shall not be considered as terminating employment with a Company and shall continue to be a Participant in this Plan without interruption.

16.2 PARTICIPANT TRANSFER FROM COMPANY TO RELATED COMPANY. A Participant who transfers employment to a Related Company shall not be considered as terminating participation in the Plan. No further Contributions shall be made by or on behalf of such a Participant and investment earnings (or losses) of the Trust Fund shall be allocated to the Participant’s Accounts in the manner provided for in Section 6.2. When such a Participant’s employment is terminated with the Related Company on or after attaining Normal Retirement Age, death, Disability or Severance from Service, the Participant’s Benefit shall be determined as though such event occurred while the Participant was employed by the Company.

16.3 EMPLOYEE CREDIT FOR SERVICES WITH RELATED COMPANY. An Employee who transfers employment from a Related Company to a Company shall receive credit for the Employee’s Hours of Service with such Related Company for the purpose of being eligible to become a Participant, and for the purpose of vesting in the Participant’s Benefit under the Plan. A Participant who retransfers employment to a Company after transferring from a Company to a Related Company shall again become an active Participant upon the Participant’s reemployment by a Company.

ARTICLE 17

LIMITATIONS ON VESTING

AND

ALIENABILITY OF BENEFITS

17.1 PARTICIPANT INTERESTS LIMITED TO BENEFITS ACTUALLY ACCRUED. No Participant shall have any legal right, title or interest in the Trust Fund, or any of its assets, except in the event and to the extent that a Benefit may actually accrue to such Participant hereunder, and the same limitations shall be applicable with respect to Benefits upon the death of a Participant which may be distributable to a Beneficiary.

17.2 SPENDTHRIFT CLAUSE. Except as provided in Sections 17.2(a) and 17.2(b), no Participant or Beneficiary shall have any right or power to anticipate, pledge, assign, sell, transfer, alienate (by operation of law, legal process or otherwise) or encumber the interest of such Participant or Beneficiary in the Trust Fund in any manner whatsoever, nor shall such interest in any manner whatsoever be liable for or subject to the debts, liabilities or obligations of such Participant or Beneficiary, or for claims against such Participant or Beneficiary.

(a) Qualified Domestic Relations Order. A Participant’s Benefit may be assigned to an alternate payee pursuant to a Qualified Domestic Relations Order, subject to the provisions of Section 10.3(r).

(b) Offset of Benefits. Effective for judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997, a Participant’s Benefits may be offset against an amount that the Participant is ordered or required to pay to the Plan if such offset meets the requirements provided under section 401(a)(13) of the Code.

ARTICLE 18

BENEFITS CLAIMS PROCEDURE

18.1 CLAIMS FOR BENEFITS. Any claim for Benefits shall be made in writing to the Benefits Committee or its representative. In the event such a claim to all or any part of any Benefit under this Plan shall be denied, the Benefits Committee or its representative shall provide to the claimant, within 90 days (or such additional period required by special circumstances, but not to exceed an additional 90 days, provided written notice of the extension shall be furnished to the claimant prior to the commencement of the extension) after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

(a) The specific reason or reasons for the denial.

(b) Specific references to the pertinent Plan provisions on which the denial is based.

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary.

(d) An explanation of the Plan’s procedure for review of the denial of a claim.

18.2 REVIEW OF DENIAL OF CLAIMS. Within 60 days after receipt of the above material, the claimant may appeal the claim denial to the Benefits Committee for a full and fair review. Within such 60 days, the claimant or the claimant’s duly authorized representative:

(a) May request a review upon written notice to the Benefits Committee.

(b) May review pertinent documents.

(c) May submit issues and comments in writing.

18.3 DECISION ON REVIEW OF DENIAL. A decision by the Benefits Committee will be made not later than 60 days (or such additional period required by special circumstances, but not to exceed an additional 60 days, provided, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension) after receipt of a request for review. The Benefits Committee’s decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE 19

FIDUCIARY RESPONSIBILITIES

19.1 DUTIES AND OBLIGATIONS OF FIDUCIARIES. All actions by “fiduciaries” (as that term is defined in section 3(21)(A) of ERISA) shall be in accordance with the terms of this Plan insofar as such documents are consistent with the provisions of Title I of ERISA. Each fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each fiduciary shall discharge the fiduciary’s duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

19.2 ALLOCATION OF FIDUCIARY RESPONSIBILITIES.

(a) Sponsoring Company. The Sponsoring Company shall be the “named fiduciary” (as defined in section 402(a) of ERISA) for the following purposes:

(1) For the control and management of the operation and administration of the Plan, except for those duties herein specifically allocated to the Benefits Committee, the Plan Administrator, each Company, the Board of Directors or the Trustee.

(2) For the furnishing to the other fiduciaries hereunder such information related to the administration of the Plan as they may require.

(3) For the control and management of the Trust Fund to the extent set forth in the Trust Agreement.

(b) Board of Directors of the Sponsoring Company. The Board of Directors of the Sponsoring Company shall be the named fiduciary for the purposes of the designation of a Related Company to become a Company as provided in Section 15.1.

(c) Board of Directors of Each Company. Each Board of Directors shall be the named fiduciary for the purposes of terminating the participation of its Company in the Plan as provided in Article 14.

(d) Trustee. The Trustee shall be a named fiduciary to the extent set forth in the Trust Agreement.

(e) Benefits Committee. The Benefits Committee shall be the named fiduciary for the purposes of performing the duties set forth in Section 10.3 and such other specific duties provided for in the Plan.

(f) Separation of Fiduciary Duties. Each fiduciary shall be responsible only for the specific duties assigned herein and shall not be directly or indirectly responsible for the duties assigned to another fiduciary.

ARTICLE 20

INDEMNIFICATION OF CERTAIN FIDUCIARIES

20.1 RIGHTS TO INDEMNIFICATION. The Company shall indemnify each director, officer or employee of the Company who is, or is threatened to be made, a party to any threatened or pending action or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Company, by reason of the fact that such director, officer or employee is or was serving at the request of the Company as a “fiduciary” (as defined by section 3(21)(A) of ERISA) with regard to the Plan, against expenses (including attorneys’ fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from the person’s gross negligence, fraud or willful breach of the person’s fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Company, indemnification shall be made only against expenses (including attorneys’ fees).

20.2 ADVANCEMENT OF EXPENSES. The Company shall advance all expenses (including attorneys’ fees) incurred by any director, officer or employee described in Section 20.1 in defending a civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned or (b) the stockholders determine that, under the circumstances of the individual case, the person by such person’s conduct is not entitled to indemnification under Section 20.1 because of the person’s gross negligence, fraud or willful breach of such person’s fiduciary responsibilities, upon receipt of an undertaking, with such security as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee to repay such amounts unless it shall ultimately be determined that the person is entitled to be indemnified by the Company as authorized by this Article 20.

20.3 DETERMINATION OF RIGHT TO INDEMNITY. To the extent that any director, officer or employee has been successful on the merits or otherwise in the defense of the action, suit or proceeding, or in defense of any claim, issue or matter therein, referred to in Section 20.1 such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and if such person was advanced expenses as provided in Section 20.2, the undertaking of such person shall be canceled by the Company. If any action, suit or proceeding shall terminate by judgment or order adverse to the director, officer or employee, or settlement, conviction or upon a plea of nolo contendere or its equivalent, the Board of Directors, or the shareholders, in the same manner provided in Section 20.2 with reference to advancement of expenses, shall (unless ordered by a court to make indemnification) make a determination whether indemnification of the director, officer or employee is not proper in the circumstances because such person has been guilty of gross negligence, fraud or willful breach of such person’s fiduciary responsibilities and, if it is determined that the person is so entitled to indemnification, then such person shall be indemnified against expenses (including attorneys’ fees) claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action or proceeding and, if such person was advanced expenses as provided in Section 20.2, the undertaking of such person shall be canceled. The termination of any action or proceeding by adverse judgment or order, conviction, settlement or plea of nolo contendere or the equivalent, shall not, of itself, create a presumption that the director, officer or employee was guilty of gross negligence, fraud or willful breach of the fiduciary responsibilities of the director, officer or employee.

20.4 OTHER RIGHTS. The indemnification provided by this Article 20 shall not be deemed exclusive of any other rights to which any director, officer or employee may be entitled, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the personal representative, heirs and legatees of such a person.

20.5 INDEMNIFICATION BY MORE THAN ONE COMPANY. If a director, officer or employee of the Company is entitled to indemnification by more than one Company with respect to any one action, suit or proceeding, such person shall be indemnified only once and the Companies shall, in their sole discretion, decide how to allocate such indemnification among them.

ARTICLE 21

MISCELLANEOUS

21.1 MERGER OR CONSOLIDATION OF PLAN. In the case of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other “plan” (as defined in section 3(3) of ERISA), provision shall be made so that each Participant in the Plan on the date of such merger, consolidation or transfer will receive a benefit immediately after the merger, consolidation or transfer from the other plan if such other plan would then be terminated which is equal to or greater than the Benefit the Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer under the Plan if the Plan had then been terminated.

21.2 UNCLAIMED BENEFITS. Any Benefit payable to or on behalf of a Participant or Beneficiary which is not claimed shall be maintained in an uninvested separate account. If the Participant or Beneficiary with respect to which such separate account has been established cannot be located after reasonable efforts at the time that the Benefit becomes payable, such Benefit shall be forfeited and applied to the restoration of Forfeitures and, then, shall be applied in the same manner as Forfeitures for such Plan Year as of the Accounting Date of the Plan Year in which the Participant incurs the Participant’s fifth consecutive Break in Service, or such later date as the Benefits Committee may decide. If the Participant or the Participant’s Beneficiary subsequently presents a valid claim for the Benefit to the Benefits Committee or its representative, the Company shall cause the Benefit, equal to the amount which was forfeited under this Section 21.2, to be restored by causing an additional Contribution to be made to the Plan in the necessary amount.

21.3 NO DIVERSION OF TRUST FUND. In no event shall the Trust Fund be used for, or diverted to, purposes other than the exclusive benefit of the Participants and Beneficiaries, or in the payment of the expenses of the Trust Fund as set forth herein, except as provided in Section 4.6.

21.4 CONSTRUCTION. This Plan shall be construed and enforced according to the laws of the Commonwealth of Kentucky, and all provisions hereunder shall be administered according to the laws thereof, except to the extent preempted by ERISA. It is intended that the Plan meet the requirements of ERISA and the Code and the Plan shall be interpreted and construed, wherever possible, to comply with the terms of ERISA, the Code, and regulations and rulings issued thereunder.

21.5 GENDER AND NUMBER. Any words herein used in the masculine or neuter shall read and be construed in the feminine, masculine or neuter where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

21.6 DISCRETIONARY ACTS TO BE NON-DISCRIMINATORY. Any discretionary acts taken under the Plan by the Benefits Committee, the Plan Administrator, the Sponsoring Company, the Company or the Trustee shall be uniform in their nature, and shall be applicable to all Participants and Employees similarly situated, and no discretionary act shall be taken which is discriminatory under the Code.

21.7 TITLES AND HEADINGS. Titles of Articles and headings to Sections are inserted for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

21.8 DISTRIBUTIONS TO INCOMPETENTS OR MINORS. In making any distribution to or for the benefit of any minor or incompetent Beneficiary, or incompetent Participant, the Benefits Committee may, but need not, direct the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Benefits Committee to see to the application thereof.

21.9 QUALIFIED DOMESTIC RELATIONS ORDER. The Benefits Committee or its representative shall have sole discretion in determining whether a judgment, decree or order constitutes a Qualified Domestic Relations Order.

21.10 COMPLIANCE WITH THE UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, Contributions, Benefits, and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Loan repayments may be suspended under this Plan at the discretion of the Benefits Committee or its representative as permitted under Section 8.1(f) and section 414(u)(4) of the Code.

21.11 APPOINTMENT OF ADMINISTRATOR. The Benefits Committee designated by Commonwealth Industries, Inc. shall be the “administrator” for the purposes of ERISA.

21.12 EFFECTIVE DATE. The effective date of the amendment and restatement of the Plan shall be the first day of the Plan Year commencing on or after January 1, 1997, unless another effective date is otherwise provided for in a specific provision, in which case such other effective date shall apply.

IN WITNESS WHEREOF, the Sponsoring Company, by its duly authorized officer, has caused the Plan to be executed as of this              day of February, 2002.

COMMONWEALTH ALUMINUM LEWISPORT, LLC

By:
Donald L. Marsh, Jr.
Executive Vice President,
Chief Financial Officer and Secretary

Receipt of an executed copy of the amended and restated Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan is hereby acknowledged.

CG TRUST COMPANY

By:

Title:

FIRST AMENDMENT

TO THE

COMMONWEALTH ALUMINUM LEWISPORT, LLC

HOURLY 401(k) PLAN

THIS FIRST AMENDMENT to the Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan (“Plan”), which Plan was most recently amended and restated in its entirety by Commonwealth Aluminum Lewisport, LLC effective January 1, 1997, amends and modifies the Plan, as follows:

A.

Effective January 1, 1997, subsections (b) and (c) of Section 3.6 of the Plan are hereby deleted in their entireties and the following inserted in lieu thereof:

(b) Manner of Making Elective Deferral Election Upon Becoming Eligible. An election under this Section 3.6 shall be made at the time and in the manner determined by the Benefits Committee. A Participant who becomes eligible to participate pursuant to Section 3.1 or Section 3.3 may make an Elective Deferral election within 31 days after the Participant’s date of hire (or rehire). Such election shall be in writing and shall become effective as soon as administratively practicable after it is filed in the manner determined by the Benefits Committee. Such election shall continue in effect until modified or terminated.

(c) Manner of Initiating, Modifying, Terminating or Recommencing Elective Deferral Election After Becoming Eligible. Each Participant may later initiate, modify or recommence a new permissible amount (not less than 1% of Compensation) as an Elective Deferral twice each Plan Year, effective on January 1 and July 1, by filing a written election in the manner determined by the Benefits Committee. Such election shall be filed not later than the prior November 30 in the case of a January 1 effective date, or the prior May 31 in the case of a July 1 effective date. Such election shall continue in effect until modified or terminated. A Participant may terminate an Elective Deferral election by filing a written termination election at any time in the manner determined by the Benefits Committee. Such termination election shall become effective as soon as administratively practicable after it is filed.

B.

Effective January 1, 1997, subsections (b) and (c) of Section 3.7 are hereby deleted in their entireties and the following inserted in lieu thereof:

(b) Manner of Making Employee Contribution Election Upon Becoming Eligible. An election under this Section 3.7 shall be made at the time and in the manner determined by the Benefits Committee. A Participant who becomes eligible to participate pursuant to Section 3.1 or Section 3.3 may make an Employee Contribution election within 31 days after the Participant’s date of hire (or rehire). Such election shall be in writing and shall become effective as soon as administratively practicable after it is filed in the manner determined by the Benefits Committee. Such election shall continue in effect until modified or terminated.

(c) Manner of Initiating, Modifying, Terminating or Recommencing Employee Contribution Election After Becoming Eligible. Each Participant may later initiate, modify or recommence a new permissible amount (not less than 1% of Compensation) as an Employee Contribution twice each Plan Year, effective on January 1 and July 1, by filing a written election in the manner determined by the Benefits Committee. Such election shall be filed not later than the prior November 30 in the case of a January 1 effective date, or the prior May 31 in the case of a July 1 effective date. Such election shall continue in effect until modified or terminated. A Participant may terminate an Employee Contribution election by filing a written termination election at any time in the manner determined by the Benefits Committee. Such termination election shall become effective as soon as administratively practicable after it is filed.

C.

Except as specifically amended above, the Plan shall remain unchanged and, as amended herein, shall continue in full force and effect.

IN WITNESS WHEREOF, pursuant to Section 10. of its Charter of Duties and Responsibilities, the Benefits Committee under the Plan has caused this First Amendment to the Plan to be executed by its duly authorized officer this 19th day of December, 2002.

BENEFITS COMMITTEE

By:
Leena Ruth Macdonald Chairperson

Receipt of an executed copy of this First Amendment to the Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan is hereby acknowledged.

CIGNA BANK & TRUST COMPANY, FSB

By:

Title: